Exhibit 4.4






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                                 LOAN AGREEMENT
                                 --------------

                            Dated as of June 1, 1998

                                     Between

         GPT-WINDSOR, LLC, a Delaware limited liability company;
         AVONPLACE ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership;
         GR-FARMINGTON SUMMIT ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership;
         GR-NORTHEAST APARTMENTS I LIMITED PARTNERSHIP, a Delaware limited partnership;
         GR-WEST HARTFORD CENTER ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership;
         A.N.E.   ASSOCIATES   LIMITED   PARTNERSHIP,   a  Connecticut   limited
         partnership;
         GROVE OPPORTUNITY FUND II LIMITED PARTNERSHIP, a Connecticut limited partnership;
         GR-Enfield Associates Limited Partnership, a Connecticut limited partnership;
         GR-PROPERTIES   III  LIMITED   PARTNERSHIP,   a   Connecticut   limited
         partnership;
         FOXWOODBURG, L.P., a Delaware limited partnership;
         GROVE-WESTFIELD ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership;
         GROVE-WEST SPRINGFIELD ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership; and
         GPT-PLAINVILLE LIMITED PARTNERSHIP, a Delaware limited partnership;

                                  as Borrowers

                                       and

                          LEHMAN BROTHERS HOLDINGS INC.
                                DOING BUSINESS AS
           LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

                                    as Lender

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                                TABLE OF CONTENTS

                                                                            Page

I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION....................................1

      Section 1.1  Definitions.................................................1
      Section 1.2  Principles of Construction.................................17

II.  GENERAL TERMS............................................................17

      Section 2.1  Loan Commitment; Disbursement to Borrowers.................17
          2.1.1  The Loan.....................................................17
          2.1.2  Disbursement to Borrowers....................................17
          2.1.3  The Note, Mortgage and Loan Documents........................18
          2.1.4  Use of Proceeds..............................................18
      Section 2.2  Interest; Loan Payments; Late Payment Charge...............18
          2.2.1  Interest Generally...........................................18
          2.2.2  Interest Calculation.........................................18
          2.2.3  Payment Before Anticipated Repayment Date....................18
          2.2.4  Payments After Anticipated Repayment Date....................18
          2.2.5  Payment on Maturity Date.....................................18
          2.2.6  Payments after Default.......................................18
          2.2.7  Late Payment Charge..........................................19
          2.2.8  Usury Savings................................................19
          2.2.9  Loan Modification............................................20
      Section 2.3  Prepayments................................................20
          2.3.1  Voluntary Prepayments........................................20
          2.3.2  Mandatory Prepayments........................................20
          2.3.3  Prepayments After Default....................................20
      Section 2.4  Defeasance.................................................21
          2.4.1  Voluntary Defeasance.........................................21
          2.4.2  Successor Borrower(s)........................................23
      Section 2.5  Release of Property........................................23
          2.5.1  Release of Entire Property...................................23
          2.5.2  Release of Individual Property...............................23
          2.5.3  Release on Payment in Full...................................24
      Section 2.6  Manner of Making Payments; Cash Management.................24
          2.6.1  Payment of Rents to Clearing Accounts; Deposits
                 into Lockbox Accounts........................................24
          2.6.2  Making of Payments...........................................26
          2.6.3  Payments Received in the Lockbox Account.....................26
          2.6.4  No Deductions, etc...........................................26
      Section 2.7  Property Substitutions.....................................26


                                       -i-
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          2.7.1  Substitution of Property.....................................26
      Section 2.8  Additional Acquisitions of Certain Condominium
                   Units to Constitute Additional Collateral..................34

III.  CONDITIONS PRECEDENT....................................................35

      Section 3.1  Conditions Precedent to Closing............................35
          3.1.1  Representations and Warranties; Compliance with Conditions...35
          3.1.2  Loan Agreement and Note......................................35
          3.1.3  Delivery of Loan Documents; Title Insurance;
                 Reports; Leases..............................................35
          3.1.4  Related Documents............................................37
          3.1.5  Delivery of Organizational Documents.........................37
          3.1.6  Opinions of Borrowers' Counsel...............................37
          3.1.7  Budgets......................................................37
          3.1.8  Basic Carrying Costs.........................................37
          3.1.9  Completion of Proceedings....................................37
          3.1.10  Payments....................................................37
          [3.1.11  Reserved.].................................................37
          [3.1.12  Reserved.].................................................37
          3.1.13  Transaction Costs...........................................37
          3.1.14  Material Adverse Change.....................................38
          3.1.15  Leases and Rent Roll........................................38
          [3.1.16  Reserved]..................................................38
          3.1.17  Clearing Account Documents..................................38
          3.1.18  Cash Management Agreement...................................38
          3.1.19  Tax Lot.....................................................38
          3.1.20  Physical Conditions Reports.................................38
          3.1.21  Management Agreements.......................................38
          3.1.22  Appraisal...................................................38
          3.1.23  Financial Statements........................................38
          3.1.24  Further Documents...........................................39

IV.  REPRESENTATIONS AND WARRANTIES...........................................39

      Section 4.1  Borrower Representations...................................39
          4.1.1  Organization.................................................39
          4.1.2  Proceedings..................................................39
          4.1.3  No Conflicts.................................................40
          4.1.4  Litigation...................................................40
          4.1.5  Agreements...................................................40
          4.1.6  Title........................................................40
          4.1.7  No Bankruptcy Filing.........................................41
          4.1.8  Full and Accurate Disclosure.................................41
          4.1.9  No Plan Assets...............................................41
          4.1.10  Compliance..................................................41
          4.1.11  Financial Information.......................................42

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          4.1.12  Condemnation................................................42
          4.1.13  Federal Reserve Regulations.................................42
          4.1.14  Utilities and Public Access.................................42
          4.1.15  Not a Foreign Person........................................42
          4.1.16  Separate Lots...............................................42
          4.1.17  Assessments.................................................42
          4.1.18  Enforceability..............................................43
          4.1.19  No Prior Assignment.........................................43
          4.1.20  Insurance...................................................43
          4.1.21  Use of Property.............................................43
          4.1.22  Certificate of Occupancy; Licenses..........................43
          4.1.23  Flood Zone..................................................43
          4.1.24  Physical Condition..........................................43
          4.1.25  Boundaries..................................................44
          4.1.26  Leases......................................................44
          4.1.27  Survey......................................................45
          4.1.28   Value to Loan..............................................45
          4.1.29  Filing and Recording Taxes..................................45
          4.1.30  Single Purpose Entity/Separateness..........................45
          4.1.31  Management Agreements.......................................48
          4.1.32  Ground Leases...............................................48
          4.1.33  Illegal Activity............................................50
          4.1.34  No Change in Facts or Circumstances; Disclosure.............50
          4.1.35  Condominium Property Part of Validly Formed
                  and Existing Condominium Regime.............................50
          4.1.36  Ownership Structure of Borrowers and Manager................50
      Section 4.2  Survival of Representations................................50

V.  BORROWER COVENANTS........................................................50

      Section 5.1  Affirmative Covenants......................................50
          5.1.1  Existence; Compliance with Legal Requirements; Insurance.....51
          5.1.2  Taxes and Other Charges......................................51
          5.1.3  Litigation...................................................52
          5.1.4  Access to Premises...........................................52
          5.1.5  Notice of Default............................................52
          5.1.6  Cooperate in Legal Proceedings...............................52
          5.1.7  Perform Loan Documents.......................................52
          5.1.8  Insurance Benefits...........................................52
          5.1.9  Further Assurances...........................................52
          5.1.10  Supplemental Mortgage Affidavits............................53
          5.1.11  Financial Reporting.........................................53
          5.1.12  Business and Operations.....................................55
          5.1.13  Title to the Property.......................................56
          5.1.14  Costs of Enforcement........................................56


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          5.1.15  Estoppel Statement..........................................56
          5.1.16  Loan Proceeds...............................................56
          5.1.17  Performance by Borrower.....................................57
          5.1.18  Confirmation of Representations.............................57
          5.1.19  No Joint Assessment.........................................57
          5.1.20  Leasing Matters.............................................57
          5.1.21  Alterations.................................................58
          5.1.22  Expansions..................................................58
          5.1.23  Insurance Premium Payments..................................58
          5.1.24  Other Costs.................................................59
          5.1.25 Condominium Property.........................................59
          5.1.26  Condominium Document Changes................................59
      Section 5.2  Negative Covenants.........................................60
          5.2.1  Operation of Property........................................60
          5.2.2  Liens........................................................60
          5.2.3  Dissolution..................................................60
          5.2.4  Change In Business...........................................61
          5.2.5  Debt Cancellation............................................61
          5.2.6  Affiliate Transactions.......................................61
          5.2.7  Zoning.......................................................61
          5.2.8  Assets.......................................................61
          5.2.9  Debt.........................................................61
          5.2.10  No Joint Assessment.........................................61
          5.2.11  Principal Place of Business.................................62
          5.2.12  ERISA.......................................................62
          5.2.13  Transfers...................................................62

VI.  INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS......................63

      Section 6.1  Insurance..................................................63
      Section 6.2  Casualty...................................................66
      Section 6.3  Condemnation...............................................67
      Section 6.4  Restoration................................................67
      Section 6.5  Required Repairs...........................................71

VII.  RESERVE FUNDS...........................................................72

      Section 7.1  Required Repair Funds......................................72
          7.1.1  Deposits.....................................................72
          7.1.2  Release of Required Repair Funds.............................72
      Section 7.2  Tax and Insurance Escrow Fund..............................73
      Section 7.3  Replacements and Replacement Reserve.......................74
          7.3.1  Replacement Reserve Fund.....................................74
          7.3.2  Disbursements from Replacement Reserve Account...............75
          7.3.3  Performance of Replacements..................................76
          7.3.4  Failure to Make Replacements.................................78


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          7.3.5  Balance in the Replacement Reserve Account...................79
          7.3.6  Indemnification..............................................79
      Section 7.4  Reserved...................................................79
      Section 7.5  Reserved...................................................79
      Section 7.6  Reserve Funds, Generally...................................79
      Section 7.7  Security Deposits..........................................80

VIII.  DEFAULTS...............................................................80

      Section 8.1  Event of Default...........................................80
      Section 8.2  Remedies...................................................82
      Section 8.3  Remedies Cumulative; Waivers...............................83

IX.  SPECIAL PROVISIONS.......................................................84

      Section 9.1  Sale of Notes and Securitization...........................84
      Section 9.2  Securitization Indemnification.............................85
      Section 9.3  Rating Surveillance........................................87
      Section 9.4  Exculpation................................................88
      Section 9.5  Termination of Manager.....................................89
      Section 9.6  Servicer...................................................90

X.  MISCELLANEOUS.............................................................90

      Section 10.1  Survival..................................................90
      Section 10.2  Lender's Discretion.......................................91
      Section 10.3  Governing Law.............................................91
      Section 10.4  Modification, Waiver in Writing...........................92
      Section 10.5  Delay Not a Waiver........................................92
      Section 10.6  Notices...................................................93
      Section 10.7  Trial by Jury.............................................94
      Section 10.8  Headings..................................................94
      Section 10.9  Severability..............................................94
      Section 10.10  Preferences..............................................95
      Section 10.11  Waiver of Notice.........................................95
      Section 10.12  Remedies of Borrowers....................................95
      Section 10.13  Expenses; Indemnity......................................95
      Section 10.14  Schedules Incorporated...................................97
      Section 10.15  Offsets, Counterclaims and Defenses......................97
      Section 10.16  No Joint Venture or Partnership;.........................97
      Section 10.17  Publicity................................................97
      Section 10.18  Cross-Default; Cross-Collateralization;..................98
      Section 10.19  Waiver of Counterclaim...................................98
      Section 10.20  Conflict; Construction of Documents; Reliance............98
      Section 10.21  Brokers and Financial Advisors...........................99
      Section 10.22  Borrowers' Joint and Several Obligations.................99
      Section 10.23 Prior Agreements..........................................99


                                       -v-
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                                    SCHEDULES
                                    ---------

Schedule A                 Co-Borrowers Names And Addresses
Schedule B                 Ownership Structure

Schedule I                 Property; Manager(s); and Release Amounts
Schedule II                Required Repairs
Schedule III               List of Approved Replacements
Schedule IV                Rent Roll;  Security Deposits
Schedule V                 Approved Replacement Annual Disbursement Requirements
Schedule VI                Litigation
Schedule VII               Form of Condominium Association Estoppel Letter
Schedule VIII              [Reserved]
Schedule IX                [Reserved]




                                      -vi-

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                                 LOAN AGREEMENT

          THIS LOAN AGREEMENT, dated as of June 1, 1998 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), is made by and between Lehman Brothers Holdings, Inc., doing business as Lehman Capital, a division of Lehman Brothers Holdings, Inc., having an address at Three World Financial Center, New York, New York 10285 and each of the Borrowers listed on Exhibit A hereto each having an address at 598 Asylum Avenue, Hartford, Connecticut 06105 (each a "Borrower" and collectively the "Borrowers").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, Borrowers desire to obtain the Loan (as hereinafter defined) from Lender (as hereinafter defined) on a joint and several basis; and

          WHEREAS, Lender is willing to make the Loan to the Borrowers, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

          NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

          I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

          Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

          "Accrued Interest" shall have the meaning set forth in Section 2.2.4.

          "Adjusted Release Amount" shall mean, for each Individual Property, one hundred twenty-five percent (125%) of the Pro-Rata Release Amount for such Individual Property.

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

          "Agent"  shall  mean  BankBoston,   N.A.  or  any  successor  Eligible
Institution acting as the Lockbox Agent under the Cash Management Agreement.

          "ALTA" shall mean American Land Title Association, or any successor thereto.

          "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for the Property prepared by Borrower for the applicable Fiscal Year or other period.

          "Anticipated Repayment Date" shall mean June 1, 2008.

          "Applicable Interest Rate" shall mean (a) from the date hereof through but not including the Anticipated Repayment Date, the Regular Interest Rate and
(b) from and after the Anticipated Repayment Date through and including the date the Loan is paid in full, the Matured Performing Rate.

          "Approved Annual Budget" shall have the meaning set forth in Section 5.1.11(d).

          "Approved Replacements" has the meaning given in Section 7.3.1.

          "Assignment of Lease(s)" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases, Rents and Security Deposits, dated as of the date hereof, from each Borrower, as assignor, to Lender, as assignee, assigning to Lender all of such Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Assignment of Management Agreement and Subordination of Management Fees" shall mean the Assignment of Management Agreement and Subordination of Management Fees dated the date hereof between Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

          "Basic  Carrying  Costs" shall mean,  with respect to each  Individual
Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) real property taxes and assessments with respect to such Individual Property, and (ii) insurance premiums with respect to such Individual Property; (iii) maintenance amounts due to the condominium association with respect to any Condominium Property; and
(iv) amounts due under any ground lease.

          "Borrower"; "Borrowers" shall mean each of the entities listed on Schedule A hereto, together with their successors and assigns. All references to Borrower shall be deemed to refer to each individual Borrower, as well as to all of the Borrowers, collectively.

          "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

          "Capital  Expenditures"  for any period shall mean the amount expended
for  items   capitalized   under  GAAP  (including   expenditures  for  building
improvements or major repairs, leasing commissions and tenant improvements).

          "Cash Expenses" means, for any period, the operating expenses for the operation of the Property as set forth in an Approved Annual Budget to the extent that such expenses are actually incurred by Borrower minus any payments into the Tax and Insurance Escrow Fund.

          "Cash Management Agreement" shall mean that certain Cash Management Agreement by and among Borrowers, Manager, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

          "Casualty" shall have the meaning specified in Section 6.2.

          "Casualty Consultant" shall have the meaning set forth in Section 6.4(b)(iii).

          "Casualty Retainage" shall have the meaning set forth in Section 6.4(b)(iv).

          "Clearing Account Banks" has the meaning given in Section 2.6.1.

          "Clearing Account Agreement" has the meaning given in Section 2.6.1.

          "Clearing Account Documents" means the Clearing Account Agreement and the Clearing Account Payment Direction Letters.

          "Clearing Accounts" has the meaning given in Section 2.6.1.

          "Closing Date" shall mean the date of the funding of the Loan.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

          "Condemnation Proceeds" has the meaning given in Section 6.4(b).

          "Condominium Documents" has the meaning given in Section 3.1.3(h).

          "Condominium Property"; "Condominium Properties" means individually or collectively, each Individual Property consisting of condominium units in the River Bend

Apartment complex or the Avon Place Condominium complex in Windsor and Avon Connecticut, respectively.

          "Contribution Agreement" means the contribution agreement dated the date of this Agreement among the Borrowers and Lender.

          "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

          "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

          "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

               (a) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Property, or (ii) amounts paid to the Reserve Funds , less (A) management fees equal to the greater of (1) assumed management fees of four percent (4%) of Gross Income from Operations or (2) the actual management fees incurred, and (B) assumed Replacement Reserve Fund contributions equal to $250 for each residential unit at the Property; and

               (b) the denominator is the aggregate amount of principal and interest due and payable on the Note or, in the event a Defeasance Event has occurred, the Undefeased Note, for such period.

          "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

          "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the greater of (a) three percent (3%) above the Applicable Interest Rate, and (b) the then prevailing Prime Rate plus four percent (4%); provided that the Default Rate shall not exceed the maximum interest rate permitted by applicable law.

          "Defeasance Date" shall have the meaning set forth in Section 2.4.1(a)(i).

          "Defeasance Deposit" shall mean an amount equal to the remaining principal amount of the Note or the principal amount of the Defeased Note, as applicable, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of

U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof.

          "Defeasance  Event"  shall  have the  meaning  set  forth  in  Section
2.4.1(a).

          "Defeased   Note"   shall  have  the  meaning  set  forth  in  Section
2.4.1(a)(v) hereof.

          "Disclosure Document" shall have the meaning set forth in Section 9.2(a).

          "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          "Eligible Institution" shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch IBCA, Inc. in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch, Duff and S&P and "Aa" by Moody's).

          "Environmental Indemnity" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement executed by each Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" shall have the meaning set forth in Section 8.1(a).

          "Exchange Act" shall have the meaning set forth in Section 9.2(a).

          "Extraordinary Expense" shall have the meaning set forth in Section 5.1.11(e).

          "Fiscal Year" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          "Governmental Authority" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "Gross Income from Operations" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by each Borrower to any Government Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to the Borrowers or any individual Borrower from the Reserve Funds. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Property or any part thereof.

          "Ground Lease" shall mean that certain Ground Lease dated as of the date of this Agreement between Grove Operating, L.P., a Delaware limited partnership, as landlord (such landlord and its successors and assigns are hereinafter referred to as the "Ground Lessor"), and GPT-Plainville Limited Partnership, a Delaware limited partnership, as tenant, a Notice of Lease for which is to be recorded simultaneously with the execution of this Agreement in the Land Records of Town Clerk of Plainville, County of Hartford, State of
Connecticut, and any other lease creating a leasehold estate which is a Substitute Property.

          "Improvements" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

          "Indebtedness" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

          "Independent Director" shall have the meaning set forth in Section 4.1.30(p).

          "Individual Property" shall mean with respect to each Borrower, each parcel of real property and the Improvements thereon owned by a Borrower and encumbered by a Mortgage and all other property encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, fixtures and other property, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property" and as further described on Schedule I hereto. All condominium units now or hereafter owned by Borrower or its Affiliates in the River Bend Apartments Condominium Property shall be treated collectively as one Individual Property and such units in the Avon Place Condominium Property shall be treated collectively as one Individual Property.

          "Insolvency Opinion" shall mean that certain opinion letter dated the date hereof delivered by Cummings & Lockwood in connection with the Loan.

          "Insurance  Premiums"  shall  have the  meaning  set forth in  Section
6.1(b).

          "Insurance  Proceeds"  shall  have the  meaning  set forth in  Section
6.4(b).

          "Interest Period" shall mean the period commencing on the first (1st) day of each calendar month during the term of the Loan and ending on the last day of such month.

          "Lease" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of a Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to a Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lehman" shall have the meaning set forth in Section 9.2(b).

          "Lehman Group" shall have the meaning set forth in Section 9.2(b).

          "Lender" shall mean Lehman Brothers Holdings, Inc. doing business as Lehman Capital, a division of Lehman Brothers Holdings, Inc., together with its successors and assigns.

          "Liabilities" shall have the meaning set forth in Section 9.2(b).

          "Licenses" shall have the meaning set forth in Section 4.1.22.

          "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the related Individual Property or any portion thereof or a Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan" shall mean the loan made by Lender to the Borrowers in the original principal amount set forth in, and evidenced by, the Note and secured by the Mortgages and the other Loan Documents executed and delivered by the Borrowers.

          "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgages and Assignments of Leases encumbering each Individual Property, the Environmental Indemnity for each Individual Property, each O&M Agreement executed for an Individual Property, if any, the Assignment of Management Agreement and Subordination of Management Fees, the Cash Management Agreement, the Clearing Account Agreements, the Contribution Agreement, the Institutional Secured Loan Deficiency Guarantee, and any other document pertaining to the Individual Property as well as all other documents executed and/or delivered in connection with the Loan.

          "Loan to Value Ratio" shall mean a ratio in which the numerator is the principal amount of the Loan and the denominator is the appraised value of the Property mortgaged or pledged to secure the Loan.

          "Lockbox Account" shall mean the account and Sub-Accounts as more particularly described in the Cash Management Agreement for deposit of Rents and other receipts from the Property.

          "Lockbox  Event" shall mean the occurrence of an (a) Event of Default;
(b) the failure of the Borrower to maintain a Debt to Service Coverage Ratio equal to or greater than 1.20 to 1.0; or (c) the occurrence of the Anticipated Repayment Date.

          "Management Agreement(s)" shall mean, with respect to any Individual Property and its respective owner/Borrower, each management agreement entered into by and between Borrower(s) and the Manager(s), pursuant to which the Manager(s) provide management and other services with respect to said Individual Property.

          "Manager" shall mean Grove Operating, L.P., a Delaware limited partnership, doing business as Grove Property Services.

          "Matured Performing Rate" shall mean a rate per annum equal to the greater of (i) the Regular Interest Rate plus five percentage points (5%) or
(ii) the Treasury Rate plus five percentage points (5%).

          "Maturity Date" shall mean June 1, 2033; or any earlier date on which the entire Loan is required to be paid in full by acceleration or otherwise under this Loan Agreement or the other Loan Documents.

          "Maximum Legal Rate" has the meaning given in Section 2.2.8.

          "Monthly Debt Service Payment Amount" mean a constant interest only monthly payment of $345,975.00 to and through the Anticipated Repayment Date and thereafter shall be calculated as that amount which will be necessary to be paid monthly over a twenty five (25) year term to liquidate a loan in the amount of the unpaid principal balance of the Loan existing after the payment made on the Anticipated Repayment Date bearing interest at the Regular Interest Rate.

          "Mortgage" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by the applicable Borrower as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Net Cash Flow" for any period shall mean the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

          "Net Cash Flow After Debt Service" for any period shall mean the amount obtained by subtracting Debt Service for such period from Net Cash Flow for such period.

          "Net Cash Flow Schedule" shall have the meaning set forth in Section 5.1.11(b).

          "Net Operating Income" means the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

          "Net Proceeds" shall have the meaning set forth in Section 6.4(b).

          "Net Proceeds Deficiency" shall have the meaning set forth in Section 6.4(b)(vi).

          "Note" shall mean that certain note of even date herewith, made by Borrowers in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

          "O&M Agreement" shall mean those certain Operations and Maintenance Agreement, dated the date hereof between certain of the Borrowers and the Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          "Officers' Certificate" shall mean a certificate delivered to Lender by a Borrower which is signed by an authorized senior officer of the general partner or managing member of each applicable Borrower.

          "Operating Expenses" shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

          "Other Charges" shall mean all ground rents, maintenance charges (including maintenance and common area charges in respect of each Condominium
Property), impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

          "Payment Date" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately succeeding Business Day.

          "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents , (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, which in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

          "Permitted Investments" shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Monthly Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

               (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

               (ii) Federal Housing Administration debentures;

               (iii)  obligations  of the  following  United  States  government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt
          obligations),   the   Student   Loan   Marketing   Association   (debt
          obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
          (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

               (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

               (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

               (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

               (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an "r" highlighter affixed to their rating,

          (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

               (viii) units of taxable money market funds or mutual funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

               (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

          "Permitted Release Date" shall mean the date that is the earlier to occur of (a) three (3) years from the Closing Date or (b) two (2) years from the "startup day" of the Securities within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust.

          "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Personal Property" means the Personal Property, Equipment (other than Fixtures as defined in the granting clause of the Mortgage with respect to each Individual Property") and non-real estate rights, as more fully set forth in the granting clause of the Mortgage with respect to each Individual Property.

          "Physical   Conditions  Report"  shall  mean,  with  respect  to  each
Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its reasonable discretion, which report shall, among other things, (i) confirm that such Individual

Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (ii) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

          "Policies" shall have the meaning specified in Section 6.1(b).

          "Prime Rate" shall mean the annual rate of interest publicly announced by Citibank, N.A. in New York, New York, as its base rate, as such rate shall change from time to time. If Citibank, N.A. ceases to announce a base rate, Prime Rate shall mean the rate of interest published in The Wall Street Journal from time to time as the Prime Rate. If more than one Prime Rates is published in The Wall Street Journal for a day, the average of the Prime Rate shall be used, and such average shall be rounded up to the nearest one-quarter of one percent (1/4%). If The Wall Street Journal ceases to publish the "Prime Rate" the Lender shall select an equivalent publication that publishes such "Prime Rate," and if such prime rates are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

          "Pro-Rata Release Amount" shall mean, for each Individual Property, the product of (a) the quotient obtained by dividing the Release Amount for such Individual Property by the sum of the original Release Amounts for all Property, and (b) the outstanding principal balance of the Loan.

          "Property"  shall  mean,  collectively,   each  and  every  Individual
Property which is subject to the terms of this Agreement.

          "Property  Required  Repairs"  shall  have the  meaning  set  forth in
Section 6.5.

          "Provided Information" shall have the meaning set forth in Section 9.1(a).

          "Rating Agencies" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch IBCA, Inc., or any other nationally-recognized statistical rating agency which has been determined by Lender.

          "Rating  Surveillance  Charge"  shall  have the  meaning  set forth in
Section 9.3.

          "Registration Statement" shall have the meaning set forth in Section 9.2(b).

          "Regular Interest Rate" shall mean six and fifty nine one-hundredths percent (6.59%) per annum.

          "Release Amount" shall mean, for an Individual Property, the amount set forth on Schedule I hereto.

          "REMIC Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

          "Rents" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of any Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

          "Replacement  Reserve  Account"  shall have the  meaning  set forth in
Section 7.3.1.

          "Replacement Reserve Fund" shall have the meaning set forth in Section 7.3.1.

          "Replacement Reserve Monthly Deposit" shall have the meaning set forth in Section 7.3.1.

          "Replacements" shall have the meaning set forth in Section 7.3.3(2).

          "Required Repair Account" shall have the meaning set forth in Section 7.1.1.

          "Required Repair Fund" shall have the meaning set forth in Section 7.1.1.

          "Reserve Funds" shall mean the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, the Debt Service Fund or any other escrow fund established by the Loan Documents.

          "Restoration" shall have the meaning set forth in Section 6.2.

          "Scheduled  Defeasance  Payments"  shall have the meaning set forth in
Section 2.4.1(b).

          "Securities" shall have the meaning set forth in Section 9.1.

          "Securities Act" shall have the meaning set forth in Section 9.2(a).

          "Securitization" shall have the meaning set forth in Section 9.1.

          "Security Agreement" shall have the meaning set forth in Section 2.4.1(a)(vi).

          "Servicer" shall have the meaning set forth in Section 9.6.

          "Servicing Agreement" shall have the meaning set forth in Section 9.6.

          "Severed Loan Documents" shall have the meaning set forth in Section 8.2(c).

          "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

          "Sub-Accounts" means collectively, the following Lockbox Account sub-accounts: (i) "Net Proceeds Sub-Account" as defined in Section 6.4(b)(ii);
(ii) "Required Repair Funds Sub-Account" as defined in Section 7.1.1; (iii) "Tax Sub-Account" as defined in Section 7.2; (iv) "Insurance Premium Sub-Account" as defined in Section 7.2; (v) "Replacement Reserve Sub-Account" as defined in
Section 7.3.1.; and the "Debt Service Sub-Account" as defined in the Cash Management Agreement.

          "Substitute  Property"  shall  have the  meaning  set forth in Section
2.7.1.

          "Substitute  Release  Amount"  shall  have the  meaning  set  forth in
Section 2.7.1(viii).

          "Substituted Property" shall have the meaning set forth in Section 2.7.1.

          "Substitution Conditions" shall mean that the Release Amounts of all Property released during the term of the Loan do not represent in the aggregate more than one third (1/3) of the original aggregate of the Release Amounts for all of the Properties.

          "Successor  Borrower"  shall  have the  meaning  set forth in  Section
2.4.2.

          "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

          "Tax and  Insurance  Escrow  Fund" shall have the meaning set forth in
Section 7.2.1.

          "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Property or part thereof.

          "Title Insurance Policies" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

          "Treasury Rate" shall mean, as of the Anticipated Repayment Date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of noncallable United States
Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the

Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Lender.

          "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

          "Undefeased Note" shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

          "Underwriter  Group"  shall  have the  meaning  set  forth in  Section
9.2(b).

          "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

          "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of a Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

          Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

          The expression "Borrowers" shall include any of them and all agreements, undertakings, covenants, obligations, warranties and representations given, made or assumed by the Borrowers hereunder or under the other Loan Documents or, as shall be deemed to have been given, made or assumed by them, shall be for all purposes deemed given, made or assumed by all of them jointly and/or severally and construed accordingly.

          II. GENERAL TERMS

          Section 2.1 Loan Commitment; Disbursement to Borrowers.

               2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrowers hereby agree to accept the Loan on the Closing Date.

               2.1.2 Disbursement to Borrowers. Borrowers may request and receive only one borrowing hereunder in respect of the Loan in a single advance on the Closing Date and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

               2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents.

               2.1.4 Use of Proceeds. Borrowers shall use the proceeds of the Loan disbursed to them pursuant to Section 2.1 to (i) repay and discharge any existing loans relating to the Property, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (iii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (v) fund any working capital requirements of the Property, and (vi) distribute the balance, if any, to the Borrowers.

          Section 2.2 Interest; Loan Payments; Late Payment Charge.

               2.2.1 Interest Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date to but excluding the Maturity Date at the Applicable Interest Rate.

               2.2.2 Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated on the basis of a three hundred sixty
(360) day year consisting of twelve thirty day months.

               2.2.3 Payment Before Anticipated Repayment Date. Borrowers shall pay to Lender on each Payment Date up to and including the Anticipated Repayment Date, an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied to accrued and unpaid interest.

               2.2.4 Payments After Anticipated Repayment Date. Borrowers shall pay to Lender on each Payment Date after the Anticipated Repayment Date (a) an amount equal to the recalculated Monthly Debt Service Payment Amount, such payment to be applied to interest in an amount equal to interest that would have accrued on the outstanding principal balance of the Loan (without adjustment for Accrued Interest) at the Regular Interest Rate and the balance applied to principal and (b) an amount equal to the Net Cash Flow After Debt Service for the preceding month, such payment to be applied to principal. Interest accrued at the Matured Performing Rate and not paid pursuant to the preceding sentence ("Accrued Interest"), shall be added to the outstanding principal balance but shall not itself earn interest. Accrued Interest may be prepaid in whole or in part in accordance with Section 2.3.1.

               2.2.5 Payment on Maturity Date. Borrowers shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest (including without limitation the Accrued Interest) and all other amounts due hereunder and under the Note, the Mortgage and other the Loan Documents.

               2.2.6 Payments after Default. Upon the occurrence and during the continuance of an Event of Default, (a) interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest (including Accrued Interest) and other amounts due in respect of the Loan, shall accrue, in addition to Debt Service and other amounts required to be paid under the Loan Documents, at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein and (b) Lender shall be entitled to receive and Borrowers shall pay to Lender on each Payment Date an amount equal to the Net Cash Flow After Debt Service for the prior month, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate and Net Cash Flow After Debt Service shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate not theretofore paid shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment of Net Cash Flow After Debt Service shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Note to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payment of Net Cash Flow After Debt Service.

               2.2.7 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by the Borrowers on the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

               2.2.8 Usury Savings. This Agreement and the Note are subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate permitted by applicable law (the "Maximum Legal Rate"). If by the terms of this Agreement or the other Loan Documents, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

               2.2.9 Loan Modification. Upon the written request of Lender made prior to Securitization, Lender shall have the right to modify the terms of the Loan Agreement to provide that the Maturity Date shall mean the date defined hereunder as the "Anticipated Repayment Date," which modification shall be deemed effective on the date set forth in the Lender's request. Borrowers agree to execute and deliver such modification documents as reasonably requested by Lender to effect the modification. Lender shall be under no obligation to request the modifications set forth above and the election of Lender to make such modifications shall be made in Lender's sole discretion.

          Section 2.3 Prepayments.

               2.3.1 Voluntary Prepayments. Except as otherwise provided herein, Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Anticipated Repayment Date. On the Anticipated Repayment Date, or on any Monthly Payment Date thereafter, Borrowers may, at their option and upon thirty
(30) days prior written notice to Lender, prepay the Debt in whole or in part without payment of the Yield Maintenance Premium. Any partial prepayment shall be applied to the last payments of principal due under the Loan.

               2.3.2 Mandatory Prepayments. On each date on which Borrowers actually receive any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to the Borrowers for the restoration of the Property, Borrowers shall prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds, provided, however, if such prepayment is made on a date which is not a Payment Date, Borrowers shall also simultaneously pay to Lender the amount of interest accruing on that portion of the Loan being prepaid from and including the previous Payment Date through the day prior to the next Payment Date as if such prepayment had not been made. Provided that no Event of Default exists at the time of such Prepayment, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2. Any partial prepayment under this Section shall be applied to the last payments of principal due under the Loan.

               2.3.3 Prepayments After Default. If, prior to the Anticipated Repayment Date and following an Event of Default, payment of all or any part of the Debt is tendered by Borrowers or otherwise recovered by Lender, such tender or recovery shall be deemed a voluntary prepayment by the Borrowers in violation of the prohibition against prepayment set forth in Section 2.3.1 and Borrowers shall pay, in addition to the Debt, an amount equal to the greater of (a) one percent (1%) of the outstanding principal amount of the Loan to be prepaid or satisfied, as applicable, or (b) the Yield Maintenance Premium that would be required if a Defeasance Event had occurred in an amount equal to the outstanding principal amount of the Loan to be satisfied or prepaid, as applicable.

          Section 2.4 Defeasance.

               2.4.1 Voluntary Defeasance. (a)Provided no Event of Default shall then exist, Borrowers shall have the right at any time after the Permitted Release Date and prior to the Anticipated Repayment Date to voluntarily defease all or any portion of the Loan by and upon satisfaction of the following conditions (such event being a "Defeasance Event"):

                    (i) Borrowers shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "Defeasance Date") on which the Defeasance Event and the principal amount of the Loan is to be defeased;

                    (ii) Borrowers shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to but not including the Defeasance Date;

                    (iii) Borrowers shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage, and the other Loan Documents;

                    (iv) Borrowers shall deliver to Lender the Defeasance Deposit applicable to the Defeasance Event;

                    (v) In the event only a portion  of the Loan is the  subject of the Defeasance Event, Borrowers shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note and a Maturity Date equal to the Anticipated Repayment Date (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall otherwise have terms identical to the Note, except that a Defeased Note cannot be the subject of any further Defeasance Event;

                    (vi) Borrowers shall execute,  deliver and cause to be filed in the appropriate official registers a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this provision of this Section 2.4 (the "Security Agreement");

                    (vii)  Borrowers  shall  deliver an  opinion of counsel  for
               Borrowers in form satisfactory to Lender in its sole discretion stating, among other things, that Borrowers have legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or Defeased Note (as applicable) to the Successor Borrower(s), that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrowers, and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                    (viii) Borrowers shall deliver evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, the Borrowers shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower(s) and its constituent entities in form and substance satisfactory to Lender and the applicable Rating Agencies;

                    (ix)  Borrowers  shall  deliver  an  Officer's   Certificate
               certifying that the requirements set forth in this Section 2.4.1(a) have been satisfied;

                    (x) Borrowers shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligation purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                    (xi) Each Borrower  shall  deliver such other  certificates, documents or instruments as Lender may reasonably request; and

                    (xii) Borrowers shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the Lien of the Mortgage as provided in Section 2.5 hereof as well as reasonable attorneys' fees and expenses.

               (b) In connection with each Defeasance Event, Borrowers hereby appoint Lender as their agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which (x) provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under (i) the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or (ii) the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable; and (y) are in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable, (including without limitation scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates); and (z) with respect to clauses (i) and (ii) above, are based on the assumption that such Note or Defeased Note will be prepaid in full on the Anticipated Repayment Date (the "Scheduled Defeasance Payments"). Borrowers, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the obligations of Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section
2.4 and satisfy  Borrowers' other obligations under this Section 2.4 and Section
2.5 shall be remitted to the Borrowers.

               2.4.2 Successor Borrower(s). In connection with any Defeasance Event, Borrowers may, or at the request of Lender shall, establish or designate a successor entity (the "Successor Borrower") or successor entities (the "Successor Borrowers"), any of which shall be a single purpose bankruptcy remote entity with an Independent Director approved by Lender, and the applicable Borrower(s) shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower(s). Such Successor Borrower(s) shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and the applicable Borrowers shall be relieved of its obligations under such documents. The Borrowers shall pay $1,000 to any such Successor Borrowers as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note, as applicable, in accordance with this Section 2.4.2, but Borrowers shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses, incurred in connection therewith.

          Section 2.5 Release of Property. Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Property.

               2.5.1 Release of Entire Property.

                    (a) If the Borrowers have elected to defease the entire Loan and the requirements of Section 2.4 and this 2.5 have been satisfied, all of the Property shall be released from the Liens of the Mortgages and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

                    (b) In connection with the release of the Liens, the Borrowers shall submit to Lender, not less than ten (10) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

               2.5.2 Release of Individual Property. If the Borrowers have elected to defease a portion of the Loan and the requirements of Section 2.4 and this 2.5 have been satisfied, Borrowers may obtain (i) the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of the Borrowers' obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

                    (a) The principal balance of the Defeased Note shall equal or exceed the Adjusted Release Amount for the applicable Individual Property; provided, however, if the undefeased portion of the Loan at the time a release is requested is less than the Adjusted Release Amount, the Defeased Note shall equal the remaining undefeased portion of the Loan at the time of release;

                    (b) Borrowers  shall submit to Lender,  not less than thirty
(30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Property subject to the Loan Documents not being released); and

                    (c) After giving effect to such release, the Debt Service Coverage Ratio for all of the Property then remaining subject to the Liens of the Mortgages shall be equal to or exceed the greater of (i) the Debt Service Coverage Ratio for the four (4) full calendar quarters immediately preceding the Closing Date, and (ii) the Debt Service Coverage Ratio for all of the then remaining Property (including the Individual Property to be released and taking into account the Debt evidenced by the Defeased Note in question) for the four
(4) full calendar quarters immediately preceding the release of the Individual Property.

               2.5.3 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Lien of the Mortgage on each Individual Property not theretofore released.

          Section 2.6 Manner of Making Payments; Cash Management.

               2.6.1 Payment of Rents to Clearing Accounts; Tenant Security Deposits into Tenant Security Account; Deposits into Lockbox Accounts. (a) Upon the occurrence of a Lockbox Event and the giving of the Lockbox Event Notice (as defined in the Clearing Account Agreement) the Borrowers shall cause all Rent (including rent paid by tenants of Borrowers' multi-family properties, but excluding Rent required to be paid directly to the Tenant Security Account such as tenant security deposits payable pursuant to Section 2.6.1(b) of this Agreement) to be paid into certain designated collection accounts (each a "Clearing Account"; collectively, the "Clearing Accounts") to be established by the Borrowers and approved by Lender in accordance with clearing account agreement among the Borrowers, Manager, Lender, and a certain clearing account bank (the "Clearing House Bank"; the "Clearing Account Agreement").

                    (b) Not later than the Closing Date, Borrowers shall, and shall cause Manager to deposit all existing tenant security deposits (including any pre-paid rent given in lieu of security or which is in the nature of a security deposit) into a separate trust account maintained by Borrowers (the "Tenant Security Account"). Borrower shall at all times maintain an independent ledger in respect of the Tenant Security Account which allocates portions of the Tenant Security Account to each of the Borrower's individual tenants.

                    (c) Upon the occurrence of a Lockbox Event and the giving of the Lockbox Event Notice, (i) Lender may direct the Borrowers to issue payment direction letters in the form Exhibit B to the Clearing Account Agreement to each of Borrowers' Tenants, which direction letters shall direct the tenants to immediately commence payments of rent to the Borrowers' Clearing Account; and
(ii) Lender may in its sole discretion direct the Clearing Bank to restrict Borrowers' right to debit such accounts. Following the giving of the Lockbox Event Notice, Lender may also direct the Clearing Account Bank to debit and pay, from time-to-time, the current proceeds deposited into such Clearing Account to the Lender's Lockbox Account.

                    (d) After the occurrence of a Lockbox Event and the giving of the Lockbox Event Notice, Lender shall have sole dominion and control over the Clearing Accounts and, except as set forth in the Clearing Account Agreement, the Borrowers shall have no rights to make withdrawals from the Clearing Account.

                    (e) Disbursements from the Lockbox Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement. Lender shall have sole dominion and control over the Lockbox Account and, except as set forth in the Cash Management Agreement, the Borrowers shall have no rights to make withdrawals therefrom.

                    (f) After the occurrence of a Lockbox Event and the giving of the Lockbox Event Notice, and Lender's direction to the Borrowers to cause all tenant Rents to be paid to the Clearing Account, Borrowers' obligation to cause Rents to be paid into the Lockbox Account from the Clearing Account shall remain in full force and effect until such time as the Borrowers provide evidence satisfactory in form and substance to Lender conclusively demonstrating that Borrowers have re-established and maintained on a consolidated basis a Debt to Service Coverage Ratio of 1.20 to 1.0 or greater for two (2) consecutive fiscal quarters, that no Event of Default then exists and that the Anticipated Repayment Date has also not occurred, whereupon Lender shall direct the Clearing Account Bank in writing to cease payments of Rent to the Lockbox Account and to return dominion and control of the Clearing Account to the Borrowers subject to the terms of the Clearing Account. If a subsequent Lockbox Event occurs after the return of control of the Clearing Account to the Borrowers, the Lockbox provisions shall be reinstated by Lender. Upon the occurrence of three (3) Lockbox Events, Borrower shall have no right to reassume control over the Clearing Account by re-establishment of the mandatory Debt Service Coverage Ratio.

               2.6.2 Making of Payments. Each payment by Borrowers hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to the Borrowers subject to the terms of the Cash Management Agreement. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

               2.6.3 Payments Received in the Lockbox Account. Notwithstanding anything to the contrary contained in this Agreement or the other Loan
Documents, and provided no Event of Default has occurred and is continuing, Borrowers' obligations with respect to the monthly payment of principal and interest and amounts due for the Reserve Funds shall be deemed satisfied to the extent sufficient amounts are deposited in the Lockbox Account to satisfy such obligations on the dates each such payment is required and remain therein until applied by Lender, regardless of whether any of such amounts are so applied by Lender.

               2.6.4 No Deductions, etc. All payments made by Borrowers hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

          Section 2.7 Property Substitutions.

               2.7.1  Substitution  of  Property.   Subject  to  the  terms  and
conditions set forth in this Section 2.7, a Borrower may obtain a release of the Lien of a Mortgage (and the related Loan Documents) encumbering an Individual Property (a "Substituted Property") by substituting therefor another multi-family property acquired by such Borrower (individually, a "Substitute Property" and collectively, the "Substitute Property"), provided that (a) the Substitution Condition is satisfied, and (b) no such substitution may occur after the Anticipated Repayment Date. Borrower shall have no further right to substitute Individual Properties when the allocated loan amounts of any proposed Substituted Property when added to the allocated loan amounts of all prior Substituted property exceed one-third of the outstanding principal amount of the Loan (the initial allocated loan amounts are set forth in the Contribution Agreement).

               In addition, any such substitution shall be subject, in each case, to the satisfaction of the following conditions precedent:

               (i) Lender shall have received a copy of (A) a deed, or (B) an assignment and assumption of lessee's interest in the Ground Lease (together with the ground lessor's consent thereto), as applicable, conveying all of Borrower's right, title and interest in and to the Substituted Property to an entity other than Borrower and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed or assignment and assumption, as applicable, and agreeing to record such deed or assignment and assumption, as applicable, in the real estate records for the county in which the Substituted Property is located.

               (ii) Lender shall have  received an  appraisal of the  Substitute
                    Property dated no more than one hundred and twenty (120) days prior to the substitution by an appraiser acceptable to the Rating Agencies, indicating an appraised value of the Substitute Property that is equal to or greater than the value of the Substituted Property as shown in the appraisal delivered to Lender at the time of the encumbrance of the Substituted Property by the related Mortgage at or about the Closing Date.

              (iii) After giving effect to the substitution,  (a) the Borrowers'
                    Debt Service Coverage Ratio for the prior twelve (12) month period for all of the Property (including the Substitute Property but excluding the Substituted Property) is not less than the greater of the Borrowers' Debt Service Coverage Ratio for such -------- period for all of the Property (including the Substituted Property but excluding the Substitute Property) as of the Closing Date and as of the date immediately preceding the substitution; and (b) the Borrowers' Loan to Value Ratio for all of the Property (including the Substitute Property but excluding the Substituted Property) is not more than the lesser of the Loan to Value Ratio for all of the Property ---------- (including the Substituted Property but excluding the Substitute Property) as of the Closing Date and as of the date immediately preceding the substitution.

               (iv) The Net Operating  Income for the  Substitute  Property does not show a downward trend over the three (3) years immediately prior to the date of substitution or, with respect to a Substitute Property for which information regarding the Net Operating Income of such Substitute Property for the three (3) years immediately prior to the date of substitution cannot be obtained by Borrower after Borrower's exercise of diligent efforts, the Net Operating Income shall not show a downward trend for such period of time immediately prior to the date of substitution as may be determined from the information regarding such Net Operating Income available.

               (v) The Net Operating Income and Debt Service Coverage Ratio (for the twelve (12) month period immediately preceding the substitution) for the Substitute Property is equal to or greater than the Net Operating Income and Debt Service Coverage Ratio (for the twelve (12) month period immediately preceding the substitution) for the related Substituted Property.

               (vi) Lender  shall have  received  evidence  in writing  from the
                    Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Securities issued in connection with the Securitization that are then outstanding.

              (vii) No Default or Event of Default  shall have  occurred  and be continuing and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each Loan Document on Borrower's part to be observed or performed. Lender shall have received a certificate from Borrower confirming the foregoing, stating that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of the substitution with respect to Borrower, the Property and the Substitute Property and containing any other representations and warranties with respect to Borrower, the Property, the Substitute Property or the Loan as the Rating Agencies may require, such certificate to be in form and substance satisfactory to the Rating Agencies.

             (viii) Borrower shall  have  executed,  acknowledged  and delivered to Lender (A) a Mortgage, an Assignment of Leases and two UCC Financing Statements with respect to the Substitute Property, together with a letter from Borrower countersigned by a title insurance company acknowledging receipt of such Mortgage, Assignment of Leases and UCC-1 Financing Statements and agreeing to record or file, as applicable, such Mortgage, Assignment of Leases and Rents and one of the UCC-1 Financing Statements in the real estate records for the county in which the Substitute Property is located and to file one of the UCC-1 Financing Statement in the office of the Secretary of State of the state in which the Substitute Property is located, so as to effectively create upon such recording and filing valid and enforceable Liens upon the Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (B) an Environmental Indemnity with respect to the Substitute Property. The Mortgage, Assignment of Leases, UCC-1 Financing Statements and Environmental Indemnity shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Substituted Property subject to modifications reflecting the Substitute Property as the Individual Property that is the subject of such documents and such modifications reflecting the laws of the state in which the Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xiv) below. The Mortgage encumbering the Substitute Property shall secure all amounts evidenced by the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Mortgage shall be equal to one hundred fifty percent (150%) of the amount of the Loan allocated to the Substitute Property. The amount of the Loan allocated to, and the Release Amount of, the Substitute Property (such amount being hereinafter referred to as the "Substitute Release Amount") shall equal the Release Amount of the related Substituted Property.

               (ix) Lender  shall  have  received  (A) any  "tie-in"  or similar endorsement to each Title Insurance Policy insuring the Lien of an existing Mortgage as of the date of the substitution available with respect to the Title Insurance Policy insuring the Lien of the Mortgage with respect to the Substitute Property and (B) a Title Insurance Policy (or a marked, signed and redated commitment to issue such Title Insurance Policy) insuring the Lien of the Mortgage encumbering the Substitute Property, issued by the title company that issued the Title Insurance Policies insuring the Lien of the existing Mortgages and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with the Title Insurance Policy insuring the Lien of the Mortgage encumbering the Substituted Property. The Title Insurance Policy issued with respect to the Substitute Property shall (1) provide coverage in the amount of the Substitute Release Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred fifty percent (150%) of the Substitute Release Amount, (2) insure Lender that the relevant Mortgage creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (3) contain such endorsements and affirmative coverages as are contained in the Title Insurance Policies insuring the Liens of the existing Mortgages, and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and Title Insurance Policies have been paid.

               (x) Lender shall have received a current title survey for each Substitute Property, certified to the title company and Lender and their successors and assigns, in the same form and having the same content as the certification of the Survey of the Substituted Property prepared by a professional land surveyor licensed in the state in which the Substitute

                    Property is located and acceptable to the Rating Agencies in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. Such survey shall reflect the same legal description contained in the Title Insurance Policy relating to such Substitute Property and shall include, among other things, a metes and bounds description of the real property comprising part of such Substitute Property. The surveyor's seal shall be affixed to each survey and each survey shall certify that the surveyed property is not located in a "one-hundred-year flood hazard area."

               (xi) Lender shall have received valid  certificates  of insurance indicating that the requirements for the policies of insurance required for an Individual Property hereunder have been satisfied with respect to the Substitute Property and evidence of the payment of all premiums payable for the existing policy period.

              (xii) Lender shall have  received a Phase I  environmental  report and, if recommended under the Phase I environmental report, a Phase II environmental report, which conclude that the Substitute Property does not contain any Hazardous Substance (as defined in the Mortgage) and is not subject to any risk of contamination from any off-site Hazardous Substance. If any such report discloses the presence of any Hazardous Substance or the risk of contamination from any off-site Hazardous Substance, such report shall include an estimate of the cost of any related remediation and Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such report indicating that there is no longer any Hazardous Substance on the Substitute Property or any danger of contamination from any off-site Hazardous Substance that has not been fully remediated and (B) paid receipts indicating that the costs of all such remediation work have been paid.

             (xiii) Borrower  shall  deliver  or cause to be delivered to Lender
                    (A) updates certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business delivered to Lender in connection with the Closing Date; (B) good standing certificates, certificates of qualification to do business in the jurisdiction in which the Substitute Property is located (if required in such jurisdiction) and (C) resolutions of the general partner of Borrower authorizing the substitution and any actions taken in connection with such substitution.

              (xiv) Lender  shall  have  received  the  following   opinions  of
                    Borrower's counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which the Substitute Property is located stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (viii) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that
                    Borrower is qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located or that Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of Cummings & Lockwood or such other counsel acceptable to the Rating Agencies stating that the Loan Documents delivered with respect to the Substitute Property pursuant to clause (viii) above were duly authorized, executed and delivered by Borrower and that the execution and delivery of such Loan Documents and the performance by Borrower of its obligations thereunder will not cause a breach of, or a default under, any agreement, document or instrument to which Borrower is a party or to which it or its properties are bound; (C) an opinion of counsel acceptable to the Rating Agencies stating that subjecting the Substitute Property to the Lien of the related Mortgage and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; (D) an update of the Insolvency Opinion indicating that the substitution does not affect the opinions set forth therein;
                    (E) an opinion of counsel acceptable to the Rating Agencies stating that the substitution and the related transactions do not constitute a fraudulent conveyance under applicable bankruptcy and insolvency laws and (F) an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or otherwise cause a tax to be imposed on a "prohibited transaction" by any REMIC Trust
                    .

               (xv) Borrower  shall have paid all Basic  Carrying Costs relating to the Property and the Substitute Property, including without limitation, (i) accrued but unpaid insurance premiums relating to the Property and the Substitute Property, (ii) currently due Taxes (including any in arrears) relating to the Property and the Substitute Property and (iii) currently due Other Charges relating to the Property and Substitute Property.

              (xvi) Borrower shall have paid or reimbursed  Lender for all costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrower shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrower shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

             (xvii) Lender shall  have  received annual operating statements and occupancy statements for the Substitute Property for the most current completed fiscal year and a current operating statement for the Substituted Property, each certified to Lender as being true and correct and a certificate from Borrower certifying that there has been no adverse change in the financial condition of the Substitute Property since the date of such operating statements.

            (xviii) [Reserved]

              (xix) Lender shall have  received  copies of all tenant leases and any ground leases affecting the Substitute Property which Lender desires to receive certified by Borrower as being true and correct. Lender shall have received a current rent roll of the Substitute Property certified by Borrower as being true and correct.

               (xx) [Reserved]

              (xxi) Lender shall have received (A) an  endorsement  to the Title
                    Insurance Policy insuring the Lien of the Mortgage encumbering the Substitute Property insuring that the Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which the Substitute Property is located, a letter from the title insurance company issuing such Title Insurance Policy stating that the Substitute Policy constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that the Substitute Property constitutes a separate tax lot.

             (xxii) Lender  shall  have  received a Physical  Conditions  Report with  respect to the  Substitute  Property  stating that the
                    Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that the Substitute Property is in good condition and repair and free of damage or waste. If compliance with any Legal Requirements are not addressed by the Physical Conditions Report, such compliance shall be confirmed by delivery to Lender of a certificate of an architect licensed in the state in which the Substitute Property is located, a letter from the municipality in which such Property is located, a certificate of a surveyor that is licensed in the state in which the Substitute Property is located (with respect to zoning and subdivision laws), an ALTA 3.1 zoning endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to zoning laws) or a subdivision endorsement to the Title Insurance Policy delivered pursuant to clause (ix) above (with respect to subdivision laws). If the Physical Conditions Report recommends that any repairs be made with respect to the Substitute Property, such Physical Conditions Report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender an amount equal to one hundred fifty percent (150%) of such estimated cost, which deposit shall constitute additional security for the Loan and shall be released to Borrower upon the delivery to Lender of (A) an update to such Physical Conditions Report or a letter from the engineer that prepared such Physical Conditions Report indicating that the recommended repairs were completed in good and workmanlike manner and (B) paid receipts indicating that the costs of all such repairs have been paid.

            (xxiii) Lender  shall  have received  duly amended  Clearing Account
                    Documents and a certified copy of an amendment to the Management Agreement and Clearing Account Agreement reflecting the deletion of the Substituted Property and the addition of the Substitute Property as a property managed pursuant thereto and Manager shall have executed and delivered to Lender an amendment to the Consent and Subordination of Management Agreement reflecting such amendment to the Management Agreement and Clearing Account Agreement.

            (xxiv) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

              (xxv) Lender  shall  have  received  copies of all  contracts  and agreements relating to the leasing and operation of the Substitute Property (other than the Management Agreement) together with a certification of Borrower attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

             (xxvi) Borrower  shall  submit to Lender, not less than thirty (30)
                    days prior to the date of such substitution, a release of Lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located and satisfactory to Lender in its sole discretion. Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.7.1 have been satisfied.

            (xxvii) If  the  Substitute  Property  involves  a leasehold estate, the form and substance of the lease shall contain mortgage protective provisions at least as good as contained in the Ground Lease (unless the Rating Agencies permit otherwise) and otherwise complies with Section 4.1.32 hereof.

Upon the satisfaction of the foregoing conditions precedent, Lender will release its Lien from the Substituted Property to be released and the Substitute Property shall be deemed to be an Individual Property for purposes of this Agreement and the Substitute Release Amount with respect to such Substitute Property shall be deemed to be the Release Amount with respect to such Substitute Property for all purposes hereunder.

          Section 2.8 Additional Acquisitions of Condominium Units to Constitute Additional Collateral.

               (a) GPT-Windsor, LLC and Avonplace Associates Limited Partnerships may purchase from time to time additional condominium units in their respective condominium developments. Notwithstanding anything to the contrary in this Agreement, Lender hereby consents to such future acquisitions, provided that the following covenants of this Section 2.8 are satisfied:

               (b) GPT-Windsor LLC and Avon Place Associates Limited Partnership and each of the other Borrowers, each covenant that should any Borrower or its Affiliate desire to purchase additional condominium units in River Bend Apartments or Avon Place Condominiums, GPT-Windsor LLC shall be the sole acquirer of all such apartments in River Bend Apartments and Avon Place Associates Limited Partnership shall be the sole acquirer of all such apartments in Avon Place Condominiums.

               (c) Each of GPT-Windsor LLC and Avon Place Associates Limited Partnership further covenants that should such Borrower, acquire additional condominium units in the condominium projects described in paragraph (a) above, unless agreed in advance and in writing by the Lender, the applicable Borrower shall within ten (10) days of the acquisition of such condominium units, at its own cost and expense, (i) execute and deliver to Lender a mortgage modification agreement in the form approved by Lender subjecting the newly acquired condominium units to the lien of the Mortgage encumbering the pertinent condominium Property, and (ii) obtain and deliver to Lender such supplemental Title Insurance Policies, and property and liability insurance as are consistent with those delivered to Lender in connection with the other units encumbered by the Mortgage.

               (d) Each of the Borrowers agrees and covenants that should GPT-Windsor LLC or Avon Place Associates Limited Partnership acquire additional condominium Properties, the definition in this Loan Agreement of "Individual Property", as applicable to such Borrower, shall be deemed amended to include all condominium units acquired by such Borrower after the date of this Agreement.

          III. CONDITIONS PRECEDENT

          Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrowers or waiver by Lender of the following conditions precedent, no later than the Closing Date:

               3.1.1 Representations and Warranties; Compliance with Conditions. The representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrowers shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

               3.1.2 Loan Agreement and Note. Lender shall have received an original counterpart of this Agreement and the Note, in each case, duly executed and delivered on behalf of the Borrowers.

               3.1.3  Delivery  of Loan  Documents;  Title  Insurance;  Reports;
Leases.

                    (a) Mortgages, Assignments of Leases, Assignments of Agreements. Lender shall have received from Borrowers fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases relating to the Property and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon such Property, of the first priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrowers fully executed counterparts of the Environmental Indemnity, O&M Agreement, Assignment of Management Agreement and Subordination of Management Fees and Contribution Agreement.

                    (b) Title Insurance. Lender shall have received Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) with respect to the Condominium Property, insure against loss by reason of each pertinent Individual Property not being part of a validly created condominium, (D) contain such endorsements and affirmative coverages as Lender may reasonably request, and (E) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

                    (c) Survey. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

                    (d) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

                    (e) Environmental Reports. Lender shall have received an environmental report in respect of each Individual Property, in each case satisfactory to Lender.

                    (f) Zoning. With respect to each Individual Property, Lender shall have received, at Lender's option, (i) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) an ALTA
3.1 zoning endorsement for the applicable Title Insurance Policy or (iii) a zoning opinion letter, in each case in substance reasonably satisfactory to Lender.

                    (g) Encumbrances. Borrowers shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first  Lien  as of the  Closing  Date  with  respect  to  each  Mortgage  on the
applicable   Individual   Property,   subject  only  to   applicable   Permitted
Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

                    (h) Condominium Property Documents. Lender shall have received, all constitutive documents of the condominium association; evidence of the effectiveness of the condominium regime; the Condominium Declaration; the condominium association's financial statements; the condominium association's insurance polices naming Lender and Borrowers as the insureds; all mortgagee protection documentation reasonably required by Lender; and an estoppel agreement from the condominium association to Lender, all of which shall be reasonably satisfactory in form and substance to Lender (collectively, the "Condominium Documents").

               3.1.4 Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

               3.1.5 Delivery of Organizational Documents. On or before the Closing Date, each Borrower shall deliver or cause to be delivered to Lender (i) copies certified by Borrower of all organizational documentation related to the particular Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender, all of which shall be in form and substance satisfactory to Lender.

               3.1.6 Opinions of Borrowers' Counsel. Lender shall have received opinions of Borrowers' counsel (i) with respect to non-consolidation, true sale or true contribution, and fraudulent transfer issues, and (ii) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

               3.1.7 Budgets. Borrowers shall have delivered, and Lender shall have approved, the Annual Budget for the current Fiscal Year.

               3.1.8 Basic Carrying Costs. Borrowers shall have paid all Basic Carrying Costs relating to the Property which are in arrears, including without limitation, (i) accrued but unpaid insurance premiums relating to the Property,
(ii) currently due Taxes (including any in arrears) relating to the Property, and (iii) currently due Other Charges relating to the Property, which amounts shall be funded with proceeds of the Loan and (iv) any amounts due under any Ground Lease.

               3.1.9 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

               3.1.10 Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

               [3.1.11 Reserved.]

               [3.1.12 Reserved.]

               3.1.13 Transaction Costs. Borrowers shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees, costs of environmental reports, the

Cash Management Agent's, Clearing Account Bank and Manager's fees, Physical Conditions Reports, appraisals and other reports, the reasonable fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

               3.1.14 Material Adverse Change. There shall have been no material adverse change in the financial condition or business condition of the Borrowers or the Property since the date of the most recent financial statements delivered to Lender. The income and expenses of the Property, the occupancy leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither the Borrowers nor any of its constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

               3.1.15 Leases and Rent Roll. Lender shall have received certified copies of the standard forms of tenant leases and certified copies of all ground leases affecting the Property. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender together with a listing of all security deposits paid to the Borrowers by its tenants and the address of the depository bank and pertinent account number(s).

               [3.1.16 Reserved.]

               3.1.17 Clearing Account Documents. Borrowers have delivered to Lender executed copies of the required Clearing Account Agreement.

               3.1.18 Cash Management Agreement. Borrowers have delivered the executed Cash Management Agreement.

               3.1.19 Tax Lot. Lender shall have received evidence that each Individual Property constitutes a separate tax lot, which evidence shall be reasonably satisfactory in form and substance to Lender.

               3.1.20 Physical Conditions Reports. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be reasonably satisfactory in form and substance to Lender.

               3.1.21 Management Agreements. Lender shall have received a certified copy of each Management Agreement covering an Individual Property which shall be satisfactory in form and substance to Lender.

               3.1.22 Appraisal. Lender shall have received an appraisal of each Individual Property, which shall be satisfactory in form and substance to Lender.

               3.1.23 Financial Statements. Lender shall have received

                    (a) (i) with respect to each Individual Property for the two most recent Fiscal Years unaudited operating statements and statements of income, each in form and substance satisfactory to Lender; and

                    (ii) with respect to the Property, a balance sheet with respect to for the two most recent Fiscal Years and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, each in form and substance satisfactory to Lender, provided such balance sheet and income and statements of cash flows shall also contain financial information relating to other properties owned by Borrowers' Affiliate.

                    (b) The reports and financial statements required by paragraphs (i) and (ii) above shall not be required to be audited, provided that on the request of Lender, Borrower hereby covenants to hire at its expense and submit such financial reports as requested by Lender to a qualified third party auditor to verify by procedures acceptable to Lender the results thereof; the form of such verification and the auditor shall be acceptable to Lender. Borrower shall use its best efforts to have such verification delivered to Lender within thirty days after such request is made.

               3.1.24 Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

          IV. REPRESENTATIONS AND WARRANTIES

          Section 4.1 Borrower Representations. Each Borrower represents and warrants as of the date hereof and as of the Closing Date that:

          4.1.1 Organization. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property.

          4.1.2 Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor, to the best of Borrower's knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and, to the best of Borrower's knowledge, any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

               4.1.4 Litigation. Except as otherwise set forth on Schedule VI hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower or any of the Property, which actions, suits or proceedings, if determined against Borrower or any of the Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any of the Property.

               4.1.5 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any of the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of its Property are bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Borrower is a party or by which the Borrower or the Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Property and other than obligations under the Loan Documents.

               4.1.6 Title. Borrower has good, marketable and insurable fee simple title to the real property (and GPT-Plainville Limited partnership has good, marketable and insurable leasehold title with respect to the Property subject to the Ground Lease) comprising part of its Property and good title to the balance of such Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage intended to encumber any of the Property, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting any of Borrower's Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

               4.1.7 No Bankruptcy Filing. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

               4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any of the Property or the business, operations or condition (financial or otherwise) of Borrower.

               4.1.9 No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition,
(i) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

               4.1.10 Compliance. To the best of Borrower's knowledge, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes, provided, however, Lender is aware that certain Properties are legally nonconforming. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower. There has not been committed by Borrower or any other person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against any of the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

               4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and
(iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof as multifamily apartment complexes, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

               4.1.12 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any of the Property or for the relocation of roadways providing access to any of the Property.

               4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

               4.1.14 Utilities and Public Access. Each of the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting such Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving such Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of the Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

               4.1.15 Not a Foreign Person. Borrower is not a "foreign person" within the meaning ofss.1445(f)(3) of the Code.

               4.1.16 Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

               4.1.17 Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any of the Property, nor are there any contemplated improvements to any of the Property that may result in such special or other assessments.

               4.1.18 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

               4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

               4.1.20 Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims which would have a materially adverse effect on the Borrower or its Property have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

               4.1.21 Use of Property. Each of the Property is used exclusively for multifamily purposes and other appurtenant and related uses.

               4.1.22 Certificate of Occupancy; Licenses. Except as otherwise disclosed to Lender, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Property as a multifamily apartment complex (collectively, the "Licenses"), have been obtained and are in full force and effect. The Borrower shall keep and maintain all licenses necessary for the operation of the Property as a multifamily apartment complex. The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

               4.1.23 Flood Zone. None of the Improvements on any of the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

               4.1.24 Physical Condition. Each of the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any of the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

               4.1.25 Boundaries. Except as otherwise disclosed in the Title Insurance Policies and Surveys, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

               4.1.26 Leases. As of April 30, 1998, the Property was not subject to any Leases other than the Leases described in the lease rent rolls delivered to Lender; however, Borrower may have entered into additional leases after April 30, 1998, which leases conform to the standard forms of leases delivered to Lender. No person has any possessory interest in any of the Property or right to occupy the same except under and pursuant to the provisions of the Leases.

               To Borrower's best knowledge, the current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date (except for Individual Property located in the State of Massachusetts, in which case the pertinent Borrower has obtained the last month's rent in lieu of security deposits). All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein.

               To Borrower's best knowledge, no tenant listed on Schedule IV has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. To Borrower's best knowledge, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste.

               4.1.27 Survey. To the best of Borrower's knowledge, the Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1.3(c) hereof, and does not fail to reflect any material matter affecting any of the Property or the title thereto.

               4.1.28 Value of the Property. The Loan is secured by interests in real property having a fair market value as of the date hereof at least equal to eighty (80%) of the original principal balance of the Loan.

               4.1.29 Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to Borrower have been paid, except for such taxes where the failure to make payment would not have a material adverse effect on the condition, financial or otherwise, of the Borrower.. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages encumbering the Property have been paid, and, under current Legal Requirements, the Mortgages encumbering the Property is enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).

               4.1.30   Single   Purpose   Entity/Separateness.   Each  Borrower
represents, warrants and covenants as follows:

                    (a) The purpose for which the Borrower is organized is and shall be limited solely to (i) owning, holding, selling, leasing, transferring, exchanging, operating and managing its respective Individual Property, (ii) entering into this Loan Agreement with the Lender, (iii) refinancing the Property in connection with a permitted repayment of the Loan and (iv) transacting any and all lawful business for which a Borrower may be organized under its constitutive law that is incident, necessary and appropriate to accomplish the foregoing.

                    (b) Borrower does not own and will not own any asset or property other than (i) its Individual Property, and (ii) incidental personal property necessary for and used or to be used in connection with the ownership or operation of the Property.

                    (c) Borrower will not engage in any business other than the ownership, management and operation of the Individual Property.

                    (d) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any owner of Borrower, any guarantors of the obligations of Borrower or any Affiliate of any constituent party, owner or guarantor (collectively, the "Related Parties"), except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with the Borrower or such Related Parties.

                    (e) Borrower has not incurred and will not incur any Indebtedness other than (i) the Loan, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a note, is not in excess of sixty days past due and does not exceed $50,000 per Individual Property, and (iii) Capital Expenditures having a cost in the aggregate (taking into account all Capital Expenditures which are ongoing or which have not been paid for in full) not in excess of $1,000,000 for all the Property and is not in excess of 60 days past due.

                    (f) Borrower has not made and will not make any loans or advances to any Person and shall not acquire obligations or securities of any Related Party.

                    (g) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                    (h) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any Related Party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such Related Party without the prior written consent of Lender, which consent will not be unreasonably withheld provided the change does not relate to the matters contained in this Section 4.1.30.

                    (i) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower's assets will not be listed as assets on the financial statement of any other Person. Borrower will file its own tax returns and will not file a consolidated federal income tax return with any other Person. Borrower shall maintain its books, records, resolutions and agreements as official records.

                    (j) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                    (k) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                    (l) Neither Borrower nor any Related Party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, or the sale of material assets of the Borrower.

                    (m) Borrower will not commingle its assets with those of any other Person and will hold all of its assets in its own name;

                    (n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out as being responsible for the debts or obligations of any other Person.

                    (o) Borrowers are all limited partnerships with the exception of GPT - Windsor, LLC, a Delaware limited liability company ("GPTW"). Borrowers' sole general partner, or Managing Member in the case of GPTW, are the single purpose corporate entities identified on Schedule B hereto (each, an "SPC Party").

               Each SPC Party is a corporation whose sole asset is its interest in Borrower. Each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 4.1.30 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of the SPC Party from Borrower, Borrower shall immediately appoint a new general partner or member whose articles of incorporation are substantially similar to those of the SPC Party and deliver a new Insolvency Opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

                    (p) Unless otherwise approved by Lender, each Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of Borrower (if a corporation) or of each SPC Party (if Borrower is a limited partnership or a limited liability company) reasonably satisfactory to Lender who is not at the time of initial appointment and has not been at any time during the preceding five (5) years:
(a) a stockholder, director, officer, employee, partner, attorney or counsel of Borrower or such SPC Party or any Affiliate of either of them; (b) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Borrower or such SPC Party or any Affiliate of either of them; (c) a Person controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.) The appointment of the initial Independent Director acting as a member of the Borrower's board of directors as of the date hereof has been approved by the Lender. Notwithstanding the foregoing requirements, the same individual serving as the initial Independent Director of the Borrower's board of directors will also serve as an Independent Director of a number of corporate Affiliates of the Borrower and the Partnership (collectively, the "Other Corporate Affiliates"). Each of the Partnership and certain other borrowers (for which all of the Other Corporate Affiliates act as either a corporate general partner or corporate managing member) are co-borrowers (collectively, the "Co-Borrowers") under a Loan made by the Lender, which Loan is collateralized by properties owned by the Co-Borrowers. In addition, if the initial Independent Director or such other Independent Director is no longer able to serve as the Independent Director of the Corporation's board of directors for any reason, the Corporation shall promptly appoint another Independent Director as a replacement, provided that during the period of time following the resignation of any Independent Director and the replacement of such Independent Director, the Board of Directors shall not take any action on behalf of the Corporation that would require the vote of an Independent Director.

               It is agreed that a single Independent Director may serve as the Independent Director for each of the Borrowers.

                    (q) Borrower shall not cause or permit the board of directors of an SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of any SPC Party unless at the time of such action there shall be at least one member who is an Independent Director.

                    (r) Borrower shall allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party.

                    (s) Borrower shall not pledge its assets for the benefit of any other Person other than with respect to the Loan.

                    (t) Borrower shall maintain a sufficient number of employees in light of its contemplated business operations and pay the salaries of its own employees from its own funds.

                    (u)  Borrower   shall  conduct  its  business  so  that  the
assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects.

               4.1.31 Management Agreements. The Borrower's respective Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

               4.1.32 Ground Leases. Borrower hereby represents and warrants to Lender the following with respect to the Ground Leases:

                    (i) Recording; Modification A notice of lease for each of the Ground Leases has been duly recorded. The Ground Leases each permit the interest of Borrower to be encumbered by a mortgage or the respective ground lessors have has approved and consented to the encumbrance of the Property by the Mortgage. There have not been amendments or modifications to the terms of the Ground Leases since their recordation, with the exception of written instruments which have been recorded. The Ground Leases may not be canceled, terminated, surrendered or amended without the prior written consent of Lender.

                    (ii) No Liens Except for the Permitted Encumbrances, Borrower's interest in the Ground Leases are not subject to any Liens or encumbrances superior to, or of equal priority with, the Mortgage other than the ground lessor's related fee interest.

                    (iii) Ground Leases Assignable  Borrower's  interests in the
               Ground Leases are assignable to Lender upon notice to, but without the consent of, the ground lessors (or, if any such consent is required, it has been obtained prior to the Closing
               Date). The Ground Leases are further assignable by Lender, its successors and assigns without the consent of the ground lessor.

                    (iv) Default As of the date hereof, the Ground Leases are in full force and effect and no default has occurred under the Ground Leases and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of the Ground Leases.

                    (v) Notice  Each of the  Ground  Leases  require  the ground lessor to give notice of any default by Borrower to Lender. The Ground Leases, or estoppel letters received by Lender from the ground lessors, further provide that notice of termination given under the Ground Leases is not effective against Lender unless a copy of the notice has been delivered to Lender in the manner described in the Ground Leases.

                    (vi) Cure Lender is permitted  the  opportunity  (including, where necessary, sufficient time to gain possession of the interest of Borrower under the respective Ground Leases) to cure any default under the Ground Leases, which is curable after the receipt of notice of any of the default before the ground lessor thereunder may terminate the Ground Lease.

                    (vii) Term Each of the Ground Leases has a term which extends not less than ten (10) years beyond the Maturity Date.

                    (viii) New Lease Each of the Ground Leases requires the ground lessor to enter into a new lease upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding.

                    (ix) Insurance Proceeds Under the terms of each of the Ground Leases and the Mortgage, taken together, any related insurance and condemnation proceeds will be applied either to the repair or restoration of all or part of the Property, with Lender having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

                    (x) Subleasing None of the Ground Leases imposes any restrictions on subleasing.

               4.1.33 Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity.

               4.1.34 No Change in Facts or Circumstances; Disclosure. All information submitted by Borrower to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

               4.1.35 Condominium Property Part of Validly Formed and Existing Condominium Regime. Each individual unit constituting a part of the Condominium Property is a unit in a validly formed and existing residential condominium complying with all of the requirements of the pertinent Legal Requirements governing the formation of a valid residential condominium.

               4.1.36 Ownership Structure of Borrowers and Manager.

                    (a) The partners or members, as the case may be, set forth on Schedule B annexed hereto are the sole partners/ members of Borrowers and have the legal and beneficial ownership interest in Borrowers set forth therein; and

                    (b) the partners/ members set forth on Schedule B annexed hereto are the sole partners/ members of the Manager and have the legal and beneficial ownership interests in Borrower set forth therein.

          Section 4.2 Survival of Representations. Borrowers agree that all of the representations and warranties of each Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by the Borrowers. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by each Borrower individually and those collectively made by Borrowers shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

          V.  BORROWER COVENANTS

          Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, each Borrower hereby covenants and agrees with Lender that:

               5.1.1 Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and its Property. There shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of its Property any act or omission affording the federal government or any state or local government the right of forfeiture as against any of its Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its Property used or useful in the conduct of its business and shall keep all of its Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages encumbering such Property. Borrower shall keep its Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

               5.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against its Property or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.3 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.3 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against its Property, and shall promptly pay for all utility services provided to its Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (v) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property; and (vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

               5.1.3 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any of its Property.

               5.1.4  Access  to  Premises.   Borrower   shall  permit   agents,
representatives and employees of Lender to inspect any of its Property or any part thereof at reasonable hours upon reasonable advance notice.

               5.1.5 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

               5.1.6 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

               5.1.7 Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

               5.1.8 Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any of the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any of the Property or any part thereof) out of such Insurance Proceeds.

               5.1.9 Further Assurances. Borrower shall, at Borrower's sole cost and expense:

                    (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

                    (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

                    (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

               5.1.10 Supplemental Mortgage Affidavits. As of the date hereof, Borrower represents to the best of its knowledge, that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages encumbering the Property. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Property as a direct or indirect result of applicable taxes not having been paid with respect to any such Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule I annexed hereto), and Borrower shall, on demand, pay any additional taxes.

               5.1.11 Financial Reporting.

                    (a) Each Borrower will keep and maintain, and will cause the other Borrowers to keep and maintain, on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation (i) on an individual basis of each Individual Property and (ii) on a consolidated basis with respect to all Property of the Borrowers. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Property, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

                    (b) Borrower will furnish to Lender quarterly, within forty-five days following the end of each calendar quarter, and annually, within one hundred and twenty (120) days following the end of each Fiscal Year of Borrower, (i) a complete copy of all of Grove Property Trust's quarterly and audited annual financial statements containing statements of profit and loss, a balance sheet and statements of net cash flow on a consolidated basis; and (ii) operating statements and statements of net cash flow for each of the Individual Properties and on a combined basis for all the Properties. Statements concerning the combined Properties shall set forth the financial condition and the results of operations for the Property for such quarter and Fiscal Year, and shall include, but not be limited to, amounts representing Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. The required annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of each Borrower or the general partner of each Borrower, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of the Borrower and the Property being reported upon and has been prepared in accordance with GAAP, and (iii), a schedule reconciling Net Operating Income to Net Cash Flow (the "Net Cash Flow Schedule"), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow. Together with Borrower's annual financial statements, each Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

                    (c) Borrower will furnish, or cause to be furnished, to Lender on or before forty-five (45) days after the end of each calendar quarter the following items, accompanied by a certificate of the chief financial officer of Borrower or the general partner of Borrower, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Borrowers and the Property on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject quarter accompanied by an Officer's Certificate with respect thereto; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses together with an explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods (provided no variance of less than $5,000 shall need an explanation), all in form satisfactory to Lender; (iii) for (x) all Individual Property owned by a Borrower and for (y) the Borrowers' Property on a consolidated basis, a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such month accompanied by an Officer's Certificate with respect thereto; and
(iv) a Net Cash Flow Schedule. In
addition, such certificate shall also be accompanied by a certificate of the chief financial officer of Borrower or the general partner of Borrower stating that the representations and warranties of Borrower set forth in Section 4.1.30(e) are true and correct as of the date of such certificate and that there are no trade payables outstanding for more than sixty (60) days (other than those being genuinely disputed and for which security is provided).

                    (d) For the partial year period commencing on the date hereof, and for each Fiscal Year thereafter, the Borrower shall submit to Lender an Annual Budget not later than the first day of the applicable Fiscal Year (but Borrower shall use its best efforts to submit same not later than sixty (60) days prior to the commencement of such period or Fiscal Year) in form reasonably satisfactory to Lender. The Annual Budget submitted for the Fiscal Year in which the Anticipated Repayment Date occurs, and for each Fiscal Year thereafter, shall be subject to Lender's written approval (each such Annual Budget, an "Approved Annual Budget"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) business days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) business days after receipt thereof and Borrower shall promptly revise the same in accordance with the process described in this subsection until the Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

                    (e) In the event that, after the Anticipated Repayment Date, the Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "Extraordinary Expense"), then the Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the Lender's approval.

                    (f) Borrower shall furnish to Lender, within twenty (20) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

                    (g) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (a) in paper form, (b) on a diskette, and (c) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

               5.1.12 Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

               5.1.13 Title to the  Property.  Borrower  will warrant and defend
(i) the title to its Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any of the Property, other than a Permitted Encumbrance or as otherwise permitted hereunder, is claimed by another Person.

               5.1.14 Costs of Enforcement. In the event (i) that any Mortgage encumbering any of the Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any of the Property in which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

               5.1.15 Estoppel Statement. (a) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Applicable Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                    (b) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Property in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two (2) times in any calendar year.

               5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4.

               5.1.17 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

               5.1.18 Confirmation of  Representations.  Borrower shall deliver, at the request of Lender, in connection with any Securitization, (i) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Secondary Market Transaction in all relevant jurisdictions, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its general partner as of the date of the Secondary Market Transaction.

               5.1.19 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

               5.1.20 Leasing Matters. Any Leases of space other than for residential occupancy by the tenant thereunder with respect to an Individual Property written after the date hereof, for more than 10,000 square feet shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Leases shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property provided, however, that no such termination or surrender of any Lease other than for residential use covering more than 10,000 square feet will be permitted without the written consent of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits), provided that, Borrower's owning Individual Property in the State of Massachusetts may collect one months' additional pre-paid rent in lieu of security deposits, ; (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.

               5.1.21 Alterations. Borrower shall obtain Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, to any alterations to any Improvements on the Property that may have a material adverse effect on Borrower's financial condition, the value of the Property or the Net Operating Income with respect to the Property, other than (i) tenant improvement work performed pursuant to the terms of any Lease executed on or before the date hereof, (ii) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, or (iii) alterations performed in connection with the restoration of the Property after the occurrence of a casualty in accordance with the terms and provisions of this Agreement. If the total unpaid amounts due and payable with respect to alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time exceed One Million and 00/100 Dollars ($1,000,000) (the "Threshold Amount"), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization, or (D) a completion bond or letter of credit issued by a financial institution having a rating by Standard & Poor's Ratings Group of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and may be reduced from time to time at the option of Lender by the cost estimated by Lender to terminate any of the alterations and restore the Property to the extent necessary to prevent any material adverse effect on the value of the Property.

               5.1.22 Expansions. Borrower shall obtain Lender's prior written consent prior to constructing any additional improvements on vacant land constituting part of its Property.

               5.1.23  Insurance  Premium  Payments.   Borrower  shall  pay  all
insurance premiums in respect to insurance coverage required under Section 6. in advance on a monthly basis unless otherwise agreed in writing by the Lender.

               5.1.24 Other Costs. Borrower shall pay the ongoing fees of the Agent under the Cash Management Agreement; each Clearing Account Bank under the Clearing Account Agreements; and the Manager(s) under the Management Agreement(s).

               5.1.25 Condominium Property Obligations. Each Borrower owning a Condominium Property shall pay all maintenance and common area charges on each condominium unit constituting party of the Condominium Property and comply in all material respects with all requirements of the Condominium Documents.

               5.1.26 Condominium Document Changes. (a) Each Borrower owning a Condominium Property shall timely notify Lender of any proposed termination, modification or amendment to the declaration, by-laws or other constituent documents establishing or governing the condominium regime, and any vote or votes cast by the Borrower with regard to such termination, modification or amendment shall be subject to the advance approval of the Lender if the subject matter of such vote is covered by any of the categories set forth below:

                    (i) The termination of the condominium regime;

                    (ii) The material amendment of any provisions of the declaration, by-laws or equivalent documents of the condominium, or the addition of any material provisions thereto, which establish, provide for, govern or regulate any of the following:

                           (A)  Voting;

                           (B) Reserves for maintenance, repair and replacement of the common elements;

                           (C)  Insurance or fidelity bonds;

                           (D)  Rights to use of the common elements;

                           (E) Responsibility for maintenance and repair of the various portions of the condominium;

                           (F) Expansion or contraction of the condominium regime or the addition, annexation or withdrawal of property to or from the condominium regime;

                           (G)  Boundaries of any unit;

                           (H) The interests in the general or limited common elements;

                           (I) Convertibility of units into common elements or of common elements into units;

                           (J)  Leasing of units;

                           (K) Imposition of any right of first refusal or similar restriction on the right of a unit owner to sell, transfer, or otherwise convey his or her unit in the condominium;

                           (L)  Establishment   of    self-management   by   the
                                condominium association;

                           (M)  Condemnation.

                    (iii) The amendment of any provisions included in the declaration, by-laws or equivalent documents of the condominium which are for the express benefit of holders or insurers of first mortgages on units in the condominium.

               (b) Each Borrower owning a Condominium Property covenants and agrees that its failure to vote on such matters in a manner approved by Lender shall render its vote a nullity and shall be an event of default hereunder. Each such Borrower further covenants and agrees to deliver a conformed copy of this Agreement with the Condominium Board and to furnish Lender with satisfactory proof of such delivery.

          Section 5.2 Negative Covenants. From the date hereof until payment and performance in full of all obligations of Borrowers under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Property in accordance with the terms of this Agreement and the other Loan Documents, each Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

               5.2.1 Operation of Property. Borrower shall not, without the prior consent of Lender (which consent shall not be unreasonably withheld), terminate its Management Agreement or otherwise replace the Manager or enter into any other management agreement with respect to any of its Property.

               5.2.2 Liens. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any of its Property or permit any such action to be taken, except:

                    (i) Permitted Encumbrances;

                    (ii) Liens created by or permitted pursuant to the Loan Documents;

                    (iii) Liens for Taxes or Other Charges not yet due.

               5.2.3   Dissolution.   Borrower  shall  not  (i)  engage  in  any
dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, any assets (other than in the ordinary course of business) or all or substantially all of the properties or assets of the Borrower except to the extent permitted by the Loan Documents,
(iv) modify, amend, waive or terminate its
organizational documents or its qualification and good standing in any jurisdiction or (v) cause the SPC General Partner to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the SPC General Partner would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of incorporation or bylaws of the SPC General Partner, in each case, without obtaining the prior written consent of Lender or Lender's designee.

               5.2.4 Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of its Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

               5.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business other than receivables from previous limited partners of the Borrowers in an aggregate amount not to exceed $1,000,000.

               5.2.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms that are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

               5.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any of its Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of its Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

               5.2.8 Assets. Borrower shall not without the prior written consent of Lender purchase or own any properties other than its Property, except that, GPT-Windsor, LLC and Avon Place Associates Limited Partnership may continue to purchase Condominium Units in their respect Individual Properties pursuant to the terms of Section 2.8 hereof.

               5.2.9 Debt. Borrower shall not create, incur or assume any Indebtedness other than the Debt except to the extent expressly permitted hereby.

               5.2.10 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of its Property (i) with any other real property constituting a tax lot separate from its Property, and (ii) with any portion of its Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to its Property.

               5.2.11 Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

               5.2.12 ERISA. Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA. Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that: (A) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and
(B) one or more of the following circumstances is true:

                            (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

                            (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors"
                                   within      the       meaning      of      29
                                   C.F.R.ss.2510.3-101(f)(2); or

                            (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss.2510.3-101(c) or
                                   (e), or an investment company registered under The Investment Company Act of 1940.

               5.2.13 Transfers.

                    (i) Without the prior written consent of Lender, neither Borrower nor any other Person having an ownership or beneficial interest, direct or indirect, in Borrower or the SPC Party shall

                    (A) directly or indirectly sell, transfer, convey, mortgage, grant, bargain, encumber, pledge, or assign Borrower's Property, any part thereof or any interest therein (including any ownership interest in Borrower or the SPC Party), except for Permitted Transfers;

                    (B) further encumber, alienate, grant a Lien or grant any other interest in Borrower's Property or any part thereof (including any ownership interest in Borrower and the SPC Party), whether voluntarily or involuntarily;

                    (C) enter into any easement or other agreement granting rights in or restricting the use or development of Borrower's Property; or

                    (D) fail to comply with all transfer restrictions set forth in Article 6 of the Mortgage (Due on Sale/Encumbrance) of the Mortgage, provided, no such compliance is required for Permitted Transfer.

                    (ii) For purposes of this Section 5.2.13, each of the following shall constitute a "Permitted Transfer":

                    (a) with respect to Borrower's and their SPC Parties which are limited partnerships, the transfer of any limited partnership interest owned by an entity other than Grove Property Trust or Grove Operating L.P., a Delaware limited partnership;

                    (b) with respect to Grove Property Trust, publicly traded shares in such entity as are traded over a national security exchange; and

                    (c) with respect to Grove Property Trust, publicly traded shares in such entity as are otherwise traded in private transactions, provided that such private trades do not exceed on an annual basis 35% of the outstanding shares in Grove Property Trust.

          VI.  INSURANCE; CASUALTY; CONDEMNATION; REQUIRED
               REPAIRS

          Section 6.1 Insurance.

               (a) Each Borrower agrees to cause the Borrowers to obtain and maintain, or cause to be maintained, insurance for the Borrowers and the Property providing at least the following coverages:

                    (i) comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) for all such insurance coverage; and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, the Borrowers shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                    (ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit, including umbrella coverage, of not less than Eleven Million and No/100 Dollars ($11,000,000); (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate;  and (C) to cover at least the following  hazards:  (1) premises and operations;  (2) products and  completed  operations  on an "if any" basis;  (3)
independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in
Article 9 of the Mortgages to the extent the same is available;

                    (iii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of eighteen (18) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Individual Property for a period of eighteen
(18) months from the date that the Individual Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrowers' reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their obligation to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                    (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                    (v) workers' compensation, subject to the statutory limits of the state in which the Individual Property is located, and employer's liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Individual Property, or in connection with the Individual Property or its operation (if applicable);

                    (vi)  comprehensive  boiler  and  machinery  insurance,   if
applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                    (vii) umbrella liability insurance in an amount not less than Ten Million and No/100 Dollars ($10,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

                    (viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of Eleven Million and No/100 Dollars ($11,000,000); and

                    (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

               (b)  All  insurance  provided  for in  Section  6.1(a)  shall  be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of "AA" or better by at least two (2) of the Rating Agencies one of which shall be Standard & Poor's Ratings Group (provided, however, that as long as Borrower's current insurer has a rating by such two (2) Rating Agencies of "AA-" or better, such insurer shall be acceptable). The Policies described in Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums"), shall be delivered by Borrower to Lender.

               (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would separate Policies insuring each Individual Property in compliance with the provisions of Section 6.1(a).

               (d) All Policies of insurance  provided  for or  contemplated  by
Section 6.1(a), except for the Policy referenced in Section 6.1(a)(v), shall name the relevant Borrower, or the Tenant, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

               (e) All Policies of insurance provided for in Section 6.1(a)(v) shall contain clauses or endorsements to the effect that:

                    (i) no act or negligence of any of the Borrowers, or anyone acting for any of the Borrowers, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                    (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty
(30) days' written notice to Lender and any other party named therein as an additional insured; and

                    (iii) each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen
(15) days prior to its expiration; and

                    (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

               (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to the Borrowers, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Borrowers to Lender upon demand and until paid shall be secured by the Mortgages and shall bear interest at the Default Rate.

          Section 6.2 Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrowers shall give prompt notice of such damage exceeding $100,000 to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Individual Property as nearly as possible to the condition the Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a "Restoration") and otherwise in accordance with Section 6.4. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of any loss exceeding $100,000 if not made promptly by Borrowers;

          Section 6.3 Condemnation. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrowers shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrowers shall, at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrowers shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrowers shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 6.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

          Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of any Individual Property:

               (a) If the Net Proceeds shall be less than Five Hundred Thousand and No/100 Dollars ($500,000) and the costs of completing the Restoration shall be less than Five Hundred Thousand and No/100 Dollars ($500,000), the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 6.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

               (b) If the Net Proceeds are equal to or greater than Five Hundred
Thousand and No/100 Dollars ($500,000) or the costs of completing the Restoration is equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000) Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term "Net Proceeds" for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi) and (ix) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Insurance

Proceeds"), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("Condemnation Proceeds"), whichever the case may be.

                         (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                                   (A) no Event of Default  shall have  occurred
                            and be continuing;

                                   (B) (1) in the  event  the Net  Proceeds  are
                            Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

                                   (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such fire or other casualty or taking, whichever the case may be, and will make all necessary repairs and restorations thereto at their sole cost and expense. The term "Rentable Space Percentage" shall mean (1) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to sixty-seven percent (67%) and (2) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to sixty-seven percent (67%);

                                   (D) Borrower shall  commence the  Restoration
                            as soon as reasonably practicable (but in no event later than one hundred and twenty (120) days after such damage or destruction or taking, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                                   (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of
                            (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii), if applicable, or (3) by other funds of Borrower;

                                   (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the Anticipated Repayment Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable or
                            (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii);

                                   (G) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations;

                                   (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable governmental laws, rules and regulations (including, without limitation, all applicable environmental laws); and

                                   (I) such fire or other casualty or taking, as
                            applicable, does not result in the loss of access to the Individual Property or the related Improvements.

                         (ii) The Net  Proceeds  shall be held by  Lender  in an
                    interest-bearing account (the "Net Proceeds Sub-Account") and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                         (iii)  All  plans  and   specifications   required   in
                    connection with the Restoration shall be subject to prior review and acceptance in all respects by

                    Lender and by an independent consulting engineer selected by Lender (the "Casualty Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                         (iv) In no event  shall  Lender  be  obligated  to make
                    disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the
                    Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's  contract,  the contractor,  subcontractor  or materialman  delivers  the  lien  waivers  and  evidence  of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                         (v) Lender shall not be obligated to make disbursements
                    of the Net Proceeds more frequently than once every calendar month.

                         (vi) If at any time the Net Proceeds or the undisbursed
                    balance thereof shall not, in the opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                         (vii) The excess,  if any, of the Net  Proceeds and the
                    remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the Other Security Documents.

               (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 6.4(b)(vii) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

               (d) In the event of foreclosure of the Mortgage with respect to the Individual Property, or other transfer of title to the Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

          Section 6.5 Required Repairs. Borrower shall perform the repairs at its Property, as more particularly set forth on Schedule II hereto, all as recommend by Lender's engineering and environmental consultants, (such repairs hereinafter referred to as "Property Required Repairs"). As to those items which indicate "Soil Remediation" on Schedule II: (a) Borrower shall not have to perform same if the "Test Borings" shown on Schedule II are satisfactory to Lender and its consultants (in which case the amounts reserved for Soil Remediation shall be returned to Borrower if no Event of Default then exists) and (b) if the Test Borings are not satisfactory, the Soil Remediation shall consist of those items required by Lender and its consultants. Borrowers shall complete the Property Required Repairs on or before June 1, 1999. It shall be an Event of Default under this Agreement if (i) Borrowers do not complete the Property Required Repairs at each Individual Property by such required deadline, and (ii) Borrowers do not satisfy each condition contained in Section 7.1.2 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Sub-Account and Lender may apply such funds either to completion of the Property Required Repairs at one or more of the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. The charges of Lender's engineering and environmental consultants shall be paid by Borrower.

          VII. RESERVE FUNDS

               Section 7.1 Required Repair Funds.

                    7.1.1 Deposits. On the Closing Date, Borrowers shall deposit with Lender the amount for each Individual Property set forth on such Schedule II hereto to perform the Property Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in an interest bearing account. Amounts so deposited shall hereinafter be referred to as Borrowers' "Required Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrowers' "Required Repair Sub-Account".

                    7.1.2 Release of Required Repair Funds. Lender shall disburse to the Borrowers the Required Repair Funds from the Required Repair Sub-Account from time to time upon satisfaction by the Borrowers of each of the following conditions: (i) Borrowers shall submit a written request for payment to Lender at least thirty (30) days prior to the date on which the Borrowers request such payment be made and specifies the Property Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from the Borrowers (A) stating that all Property Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Property Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Property Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for such Individual

Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Property Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to the Borrowers. Lender shall not be required to make disbursements from the Required Repair Sub-Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Sub-Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.

          Section 7.2 Tax and Insurance Escrow Fund.

               (a) Except as provided in Clause 7.2(b) below, Borrowers shall pay to Lender on each monthly Payment Date (a) one-twelfth of the Taxes on all Property that Lender estimates will be payable during the next ensuing twelve
(12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and such amounts will be held in an account with the Lender (the "Tax Sub-Account"), and
(b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies and such amounts will be held in an account with Lender (the "Insurance Premium Sub-Account") (said amounts in (a) and (b) above hereinafter collectively called the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrowers to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to the Borrowers or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to the Borrowers. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and
(b) above, Lender shall notify the Borrowers of such determination and the Borrowers shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

               (b) Notwithstanding the requirements of clause 7.2(a) above, Borrowers' advance payments for insurance will be conditionally waived so long as the Borrower delivers evidence to Lender that the Borrowers are continually paying all insurance premiums in advance on a monthly basis in accordance with
Section 5.1.23 hereof; and provided further, that no Lockbox Event shall have occurred and be continuing.

          Section 7.3 Replacements and Replacement Reserve.

               7.3.1 Replacement Reserve Fund.

                    (a) Except as provided in clause 7.3.1(b) below, Borrowers shall pay to Lender on each Payment Date one twelfth of the amount (the "Replacement Reserve Monthly Deposit") reasonably estimated by Lender in its sole discretion to be due for replacements and repairs of the type listed on
Schedule III hereof, but not for Required Repairs (the "Approved Replacements"), required to be made to the Property during the calendar year. Amounts so deposited shall hereinafter be referred to as Borrowers' "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrowers' "Replacement Reserve Sub-Account". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time and, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund by thirty (30) days notice to the Borrowers if it determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Property. Any amount held in the Replacement Reserve Sub-Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with
Section 2.5 hereof.

                    (b) Notwithstanding the requirements of clause 7.3.1(a) above, Borrowers' obligation to pay the Replacement Reserve Monthly Deposit is conditionally waived, provided, that

                    (i) within sixty (60) days following the end of each Fiscal Year, the Borrowers deliver to Lender a statement and other evidence to the Lender, acceptable in form and substance to Lender, stating the type of Approved Replacements made during the course of the prior Fiscal Year and the amounts expended thereon; and

                    (ii)  Borrowers  have  spent  annually  on  each  Individual
                    Property,  an  amount  not  less  than the  amount  shown on
                    Schedule V (that is, as to each Individual Property, the per unit amount multiplied by the number of residential units at the Individual Property) for the Approved Replacements shown on Schedule III for the Individual Property in question (each such amount being referred to as the Individual Property's applicable "Target Amount"); and

                    (iii) that no Lockbox Event shall have occurred and be continuing.

                    If it shall be determined by Lender that Borrower shall have spent less for Approved Replacements than the Target Amount for the prior Fiscal Year for the Individual Property in question, Borrowers shall pay into the Replacement Reserve Sub-Account the difference of (x) the amount shown on
Schedule V hereto and (y) the amount actually spent by the Borrowers on Approved Replacements in the prior Fiscal year.

                    7.3.2  Disbursements from Replacement Reserve Account.

                    (a) Lender shall make disbursements from the Replacement Reserve Sub-Account to pay Borrower only for the costs of those items listed on
Schedule III hereto (the "Replacements"). Lender shall not be obligated to make disbursements from the Replacement Reserve Sub-Account to reimburse Borrowers for the costs of routine maintenance to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund.

                    (b) Lender shall, upon written request from the Borrowers and satisfaction of the requirements set forth in this Section 7.3.2, disburse to the Borrowers amounts from the Replacement Reserve Sub-Account necessary to pay for the actual approved costs of Replacements or to reimburse the Borrowers therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(f)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Sub-Account if a Default or an Event of Default exists.

                    (c) Each request for disbursement from the Replacement Reserve Sub-Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested,
(ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrowers shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender is to issue joint checks as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Sub-Account shall be made only after completion of the Replacement for which disbursement is requested. Borrowers shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

                    (d) Borrowers shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Sub-Account or, at the request of the Borrowers, Lender will issue joint checks, payable to the Borrowers and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $25,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

                    (e) If (i) the cost of a Replacement exceeds $25,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Sub-Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Sub-Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

                    (f) Borrowers shall not make a request for disbursement from the Replacement Reserve Sub-Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $25,000.00.

                    7.3.3  Performance of Replacements.

                    (a) Borrowers shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service multifamily properties in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrowers shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

                    (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrowers shall assign any contract or subcontract to Lender.

                    (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

                    (d) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.3.3(c) above, the Borrowers grant Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to the Borrowers and secured by the Mortgages. For this purpose Borrowers constitute and appoint Lender their true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of the Borrowers. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrowers empower said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Sub-Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements;
(iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrowers might do in its own behalf to fulfill the terms of this Agreement.

                    (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrowers additional sums to make or complete any Replacement.

                    (f) Borrowers shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours upon the giving of reasonable notice (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3. Borrowers shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.3.4(f) or the completion of Replacements pursuant to this Section 7.3.3.

                    (g) Lender may require an inspection of the Individual Property at Borrowers' expense prior to making a monthly disbursement from the Replacement Reserve Sub-Account in order to verify completion of the
Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrowers shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

                    (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

                    (i) Before each disbursement from the Replacement Reserve Account, Lender may require Borrowers to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by the Lender, if any).

                    (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

                    (k) In addition  to any  insurance  required  under the Loan
Documents, Borrowers shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

                    7.3.4  Failure to Make Replacements.

                    (a) It shall be an Event of Default under this Agreement if Borrowers fail to comply with any provision of this Section 7.3 and such failure is not commenced within thirty (30) days after notice from Lender. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

                    (b) Other than as expressly agreed in this Agreement, nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

                    7.3.5 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Sub-Account shall not relieve Borrowers from their obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

                    7.3.6 Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrowers shall assign to Lender all rights and claims Borrowers may have against all persons or entities supplying labor or materials in connection with the Replacements, provided such loss or damage does not arise out of gross negligence or willful or reckless misconduct of Lender; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

          Section 7.4 Reserved.

          Section 7.5 Reserved.

          Section 7.6 Reserve Funds, Generally.

               7.6.1 Borrowers grant to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

               7.6.2 Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

               7.6.3 Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

               7.6.4 Reserve Funds interest shall be held in interest bearing accounts. All earnings or interest on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed in the same manner as other monies deposited in such Reserve Fund.

               7.6.5 Borrowers shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing
Statements, except those naming Lender as the secured party, to be filed with respect thereto.

               7.6.6 Lender shall not be liable for any loss sustained on the investment of any funds constituting the Replacement Reserve Fund.

               7.6.7 All payments of Reserve Funds required to be paid to Lender shall be paid into the pertinent sub-accounts under the Lockbox Account.

          7.7 Security Deposits. Borrowers shall pay all tenant security deposits in respect of the Properties into an interest bearing security deposit sub-account in Borrower's name (the "Security Sub-Account"). All existing and future security deposits shall be deposited to the Security Deposit Sub-Account. All such security funds shall be held in trust for the Borrowers' tenants. To the extent that such funds are forfeited in whole or in part by a tenant, due to non-payment of rent or damage to the premises leased to such tenant, provided that there is no Event of Default, the Borrowers may apply to the Lender for release of such funds accompanied by Borrowers' written confirmation that such funds will be applied to repairs or unpaid rents.

          VIII. DEFAULTS

               Section 8.1 Event of Default.

                    (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

                           (i)  if any portion of the Debt is not paid when due;

                           (ii) if any of  the Taxes  or Other  Charges  are not
paid when the same are due and payable;

                           (iii)if the Policies are  not kept  in full force and
effect, or if certified copies of the Policies are not delivered to Lender upon request;

                           (iv) if Borrowers  transfer or encumbers  any portion
of the Property without Lender's prior written consent or otherwise violates the provisions of Article 6 (Due on Sale/ Encumbrance) of any Mortgage;

                           (v)  if   any  representation  or  warranty  made  by
Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                           (vi) if  the  Borrowers or  any guarantor  under  any
guaranty issued in connection with the Loan shall make an assignment for the benefit of creditors;

                           (vii) if a receiver, liquidator  or trustee  shall be
appointed for the Borrowers or any guarantor under any guarantee issued in connection with the Loan or if Borrowers or such guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrowers or such guarantor, or if any proceeding for the dissolution or liquidation of Borrowers or such guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrowers or such guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                          (viii) if the Borrowers attempt to assign their rights
under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                           (ix) if the Borrowers breach  any of their respective
negative covenants contained in Section 5.2 or any covenant contained in Section
4.1.30 hereof;

                           (x)  with respect to any term,  covenant or provision
set forth herein which specifically contains a notice requirement or grace period, if the Borrowers shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                           (xi) if  any  of the  assumptions  contained  in  the
Insolvency Opinion, or in any other "non-consolidation"opinion delivered to Lender in connection with the Loan, or in any other "non-consolidation" delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                           (xii)  if  the  Borrowers  shall  continue  to  be in
Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for thirty (30) days after notice to the Borrowers from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within a thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

                           (xiii)  if  there  shall be  default under any of the
other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any of the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

                    (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter the Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against the Borrowers and in and to all or any of the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Borrowers and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrowers hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          Section 8.2 Remedies.

               (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrowers or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrowers agree that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

               (b) With respect to the Borrowers and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other

Individual Property, and Lender may seek satisfaction out of all of the Property or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

               (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrowers shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrowers hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrowers ratify all that its said attorney shall do by virtue thereof. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof, (i) Borrowers shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and
(ii) the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrowers only as of the Closing Date.

          Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against the Borrowers pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to the Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

          IX. SPECIAL PROVISIONS

          Section 9.1 Sale of Notes and Securitization. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participations therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages, including, without limitation, to:

               (a) (i) provide such financial and other information with respect to the Property, the Borrower and the Manager, (ii) provide budgets relating to the Property (iii) provide historical financial performance statements verified by third party auditors and prepared in accordance with criteria and procedures agreed in advance by Borrower and Lender, and (iv) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lender and the Rating Agencies;

               (b) at Borrower's expense, cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale and/or lease or any other opinion customary in securitization transactions with respect to the Property and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

               (c) make such representations and warranties as of the closing date of the Securitization with respect to the Property, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

               (d) execute such amendments to the Loan Documents and organizational documents, enter into a lockbox, clearing account or similar arrangement with respect to the Rents and establish and fund such reserve funds (including, without limitation, reserve funds for deferred maintenance and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan.

          Borrowers shall be responsible for reasonable third party costs and expenses incurred by Lender in connection with Borrower's complying with requests made under this Section 9.1 provided, however, the cost for updating of reports submitted by Borrower to Lender as of the date hereof which become outdated because of the passage of time shall be at the cost of Lender. Borrower shall bear no share of the costs of Lender in the Securitization.

          Section 9.2  Securitization Indemnification.

               (a) Borrowers understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, the Borrowers will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

               (b) Borrowers agree to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that the Borrowers have carefully examined such memorandum or prospectus, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Property," "The Manager," "The Borrowers" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this
Section 9.2, Lender hereunder shall include its officers and directors), the affiliate of Lehman Brothers Inc. ("Lehman") that has filed the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the affiliate within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "Lehman Group"), and Lehman, each of its directors and each person who controls Lehman within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (collectively, the "Liabilities") to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Lehman Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Lehman in connection with investigating or defending the Liabilities; provided, however, that the Borrowers will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of the Borrowers in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of the Borrowers, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrowers may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by the
Borrowers or their Affiliates if the Borrowers do not provide the indemnification certificate.

               (c) In connection with filings under the Exchange Act, Borrowers agree to indemnify (i) Lender, the Lehman Group and the Underwriter Group for Liabilities to which Lender, the Lehman Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Lehman Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lehman Group or the Underwriter Group in connection with defending or investigating the Liabilities.

               (d) Promptly  after  receipt by an  indemnified  party under this
Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and its notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section
9.2 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

               (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 9.2(b) or (c) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Lehman's and Borrowers' relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

               (f) The liabilities and obligations of both Borrowers and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

          Section 9.3  Rating Surveillance.

          The Borrowers will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. The expense of such rating surveillance services (the "Rating Surveillance Charge") will be paid by Lender.

          Section 9.4  Exculpation.

          Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrowers to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrowers, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be jointly and severally enforceable against the Borrowers only to the extent of Borrowers' interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against the Borrowers in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name the Borrowers as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against the Borrowers but only in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Property; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of the Borrowers, by money judgment or otherwise but only, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                     (i) fraud or intentional misrepresentation by Borrowers or any guarantor in connection with the Loan;

                     (ii)   the  gross  negligence  or  willful   misconduct  of
                            Borrowers;

                     (iii) the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

                     (iv) the removal or disposal of any material portion of the Property after an Event of Default;

                     (v) the misapplication or conversion by Borrowers of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (C) any Rents following an Event of Default;

                     (vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Property;

                     (vii) any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

                     (viii) Borrowers'  indemnifications  of Lender set forth in
                            Section 9.2 (Securitization Indemnification) hereof, and in Section 9.2 (Mortgage Transfer Tax) and
                            Section   9.3   (ERISA   Indemnification)   of   the
                            Mortgage.;

          Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to the Borrowers in the event that: (i) the first full monthly payment of principal and interest under the Note is not paid when due; (ii) Borrowers fail to permit on-site inspections of the Property, fails to provide financial information, fails to maintain its status as a single purpose entity or fails to appoint a new property manager upon the request of Lender after an Event of Default, each as required by, and in accordance with the terms and provisions of, this Loan Agreement and the Mortgages; (iii) Borrowers fail to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property; or (iv) Borrowers fail to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Mortgage or hereunder.

          Section 9.5 Termination of Manager.

          If (a) at any time, the Debt Service Coverage Ratio for the Property for the immediately preceding twelve (12) month period is less than 1.20 to 1.0,
(b) the amounts evidenced by the Note have been accelerated pursuant to Section 8.1(b) hereof or (c) at the Anticipated Repayment Date, the Debt is not repaid in full, the Borrowers shall, at the request of Lender, terminate the Management Agreement(s) and replace the Manager with a manager(s) approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager(s) shall not exceed then prevailing market rates. Notwithstanding the foregoing, if the reason for termination of the Manager is subsection (a) above, Borrowers may elect from time to time to provide additional collateral for a portion of the Loan such that, if the outstanding principal balance of the Loan were equal to such principal balance less the lower of (as determined by Lender) the face amount or fair market value of the additional collateral, the Debt Service Coverage Ratio (after adjusting the Debt Service accordingly to reflect same) would equal or exceed 1.20 to 1.0, in which case no termination would be effective. Any such additional collateral would not be released until the Borrowers have demonstrated a Debt Service Coverage Ratio in excess of 1.20 to
1.0 without taking into account the additional collateral. All additional collateral must be U.S. Obligations and must be accompanied by such additional security agreements, financing statements and other documents or instruments, including opinions of Borrowers' counsel, which in the reasonable opinion of Lender and its counsel would be necessary or advisable to create in Lender a first perfected security interest in the additional collateral. In addition and as a condition to the posting of such additional collateral, Lender shall have received written affirmation from the Rating Agencies that the credit ratings of the Securities immediately prior to such posting will not be qualified, downgraded or withdrawn as a result of such posting, which affirmation may be granted or withheld in the Rating Agencies' sole and absolute discretion.

                  Section 9.6  Servicer.

                  At the option of Lender, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Lender and Servicer. Borrower shall not be responsible for payment of the fees due to the Servicer under the Servicing Agreement.

          X.  MISCELLANEOUS

          Section 10.1 Survival.

          This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of the Borrowers, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

          Section 10.2 Lender's Discretion.

          Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          Section 10.3 Governing Law.

          (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY EACH BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS
CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWERS WAIVE ANY OBJECTIONS WHICH THEY MAY NOW OR

HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS DO HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEMS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWERS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF
PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF THEIR AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 10.4 Modification, Waiver in Writing.

          No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrowers, shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

          Section 10.5 Delay Not a Waiver.

          Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 10.6  Notices.

          All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                  If to Lender:

                           Lehman Brothers Holdings Inc.,
                                    doing business as Lehman Capital,
                                    a division of Lehman Brothers Holding Inc.
                           Three World Financial Center, 12th Floor
                           Commercial Mortgage Group
                           New York, New York  10285
                           Attention:  Scott Weiner
                           Facsimile No.:  (212) 528-3746

                  with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York  10038
                           Attention:  John M. Zizzo, Esq.
                           Facsimile No.:  (212) 504-6666

                  If to Borrowers or any Borrower:

                           care of: Grove Property Trust
                           598 Asylum Avenue
                           Hartford, Connecticut 06105
                           Attention:  Joseph R. LaBrosse
                           Telecopier:  (860) 947-6960
                  with a copy to:

                           Cummings & Lockwood
                           Four Stamford Plaza
                           PO Box 120
                           Stamford, CT 06904
                           Telecopier:  (203) 351-4534
                           Attention:  Catherine A. Birch, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

          Section 10.7  Trial by Jury.

          BOTH LENDER AND BORROWERS HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BOTH LENDER AND BORROWERS, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWERS.

          Section 10.8  Headings.

          The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 10.9  Severability.

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 10.10 Preferences.

          Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by the Borrowers to any portion of the obligations of the Borrowers hereunder. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 10.11  Waiver of Notice.

          Borrowers shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to the Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to the Borrowers.

          Section 10.12  Remedies of Borrowers.

          In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and each Borrower's sole remedies shall be limited to commencing an action joined by each of the Borrowers seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by a single action joined by all of the Borrowers seeking declaratory judgment.

          Section 10.13  Expenses; Indemnity.

               (a) Borrowers  covenant and agree to pay, or if Borrowers fail to pay to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for the Borrowers (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) Borrowers' ongoing performance of and compliance with Borrowers' respective agreements and covenants contained  in this  Agreement  and the other  Loan  Documents  on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements;
(iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrowers' compliance with any requests made pursuant to Section 9.1 hereof; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Borrowers, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from the Borrowers under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that the Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account.

               (b) Borrowers shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by the Borrowers of their obligations under, or any material misrepresentation by Borrowers contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that the Borrowers shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender.

          Section 10.14 Schedules Incorporated.

          The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 10.15 Offsets, Counterclaims and Defenses.

          Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which the Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by the Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrowers.

          Section 10.16 No Joint Venture or Partnership;
                        No Third Party Beneficiaries.

               (a) Borrowers and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

               (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and the Borrowers and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than the Lender and the Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

          Section 10.17 Publicity.

          All news releases, publicity or advertising by the Borrowers or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Lender, Lehman, or any of their Affiliates shall be subject to the prior written approval of Lender. The foregoing provision shall not be construed to limit any obligation of Borrowers or entities controlling Borrowers in respect of any filing required by the Securities and Exchange Commission or any other securities regulator.

          Section 10.18  Cross-Default; Cross-Collateralization;
                         Waiver of Marshaling of Assets.

               (a) The Borrowers each acknowledges that Lender has made the Loan to the Borrowers upon the security of its collective interests in their Property and in reliance upon the aggregate of the Property taken together being of greater value as collateral security than the sum of the Property taken separately. The Borrowers agree that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Property as security for the Note.

               (b) To the fullest extent permitted by law, Borrowers, for themselves and their successors and assigns, waive all rights to a marshaling of the assets of any Borrower, the Borrowers collectively, Borrowers' partners and others with interests in any Borrower, and of the Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever. In addition, the Borrowers, for themselves and their successors and assigns, waive in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the Borrowers which would require the separate sale of the Property or require Lender to exhaust its remedies against any Individual Property or any combination of the Property before proceeding against any other Individual Property or combination of Property; and further in the event of such foreclosure the Borrowers do hereby expressly consent to and authorize, at the option of the Lender, the foreclosure and sale either separately or together of any combination of the Property.

          Section 10.19  Waiver of Counterclaim.

          Borrowers hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

          Section 10.20  Conflict; Construction of Documents; Reliance.

          In the  event of any  conflict  between  the  provisions  of this Loan
Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on their own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in the Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrowers or their affiliates.

          Section 10.21  Brokers and Financial Advisors.

          Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Each Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrowers or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

          Section 10.22  Borrowers' Joint and Several Obligations.

          The Borrowers agree to all terms and agreements in this Agreement on a joint and several basis and the liability of each of the Borrowers under this Agreement shall be joint and several. A default hereunder or under any of the Loan Documents by any of the Borrowers shall be deemed a default by all of the other Borrowers.

          Section 10.23  Prior Agreements

          This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Preliminary Non-Binding Mortgage Loan Term Sheet between Grove Property Trust and Lender are superseded by the terms of this Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                        BORROWERS:
                        ----------

                        GPT-Windsor, LLC, a Delaware limited liability company;

                                 By: GPTWLLC, Inc., a Delaware corporation,
                                     as general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        Avonplace Associates Limited Partnership, a Connecticut limited partnership;

                                 By: Avon Watch Hill, Inc., a Connecticut
                                     corporation, as general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        GR-Farmington Summit Associates Limited Partnership, a Delaware limited partnership;

                                 By: GR-FSALP, Inc., a Delaware corporation, as
                                     general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        GR-Northeast Apartments I Limited Partnership, a Delaware limited partnership;

                                 By: GR-NEALP, Inc., a Delaware corporation, as
                                     general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        GR-West Hartford Center Associates Limited Partnership, a Delaware limited partnership;

                                 By: GR-WHCALP, Inc., a Delaware corporation, as
                                     general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        A.N.E. Associates Limited Partnership, a Connecticut limited partnership;

                                 By: Grove A.N.E. Corp., a Connecticut
                                     corporation, as general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        Grove Opportunity Fund II Limited Partnership, a Connecticut limited partnership;

                                 By: GOF II, Inc., a Connecticut corporation, as
                                     general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        GR-Enfield Associates Limited Partnership, a Connecticut limited partnership;

                                 By: GEALP, Inc., a Connecticut corporation, as
                                     general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        GR-Properties III Limited Partnership, a Connecticut limited partnership;

                                 By: Grove Investment Group, Inc., a Connecticut
                                     corporation, as general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        Foxwoodburg, Limited Partnership, a Delaware limited partnership;

                                 By: FWB, Inc., a Delaware corporation, as
                                     general partner


                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        Grove-Westfield Associates Limited Partnership, a Connecticut limited partnership;

                                 By: Grove Investment Group, Inc., a Connecticut
                                     corporation, as general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        Grove-West Springfield Associates Limited Partnership, a Connecticut limited partnership; and

                                 By: Grove Investment Group, Inc., a Connecticut
                                     corporation, as general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        GPT-Plainville Limited Partnership, a Delaware limited partnership;

                                 By: GPTPLP, Inc., a Connecticut corporation, as
                                     general partner

                                 By: /s/ JOSEPH R. LaBROSSE
                                     -----------------------------------------
                                            Name: Joseph R. LaBrosse
                                            Title: Treasurer

                        LENDER:
                        -------

                        Lehman Brothers Holdings, Inc.,
                             doing business as Lehman Capital, a
                             division of Lehman Brothers Holdings, Inc.,

                        By: /s/ LARRY J. KRAVETZ
                            -------------------------------------------------
                            Name:
                                 --------------------------------------------
                            Title:
                                  -------------------------------------------

                                   SCHEDULE A
                         CO-BORROWERS NAMES AND ADDRESS
                         ------------------------------

The following entities  constitute all of the Borrowers under the foregoing Loan
Agreement:

1)   GPT-Windsor, LLC, a Delaware limited liability company

2)   Avon  Place  Associates   Limited   Partnership,   a  Connecticut   limited
     partnership

3) GR-Farmington Summit Associates Limited Partnership, a Delaware limited partnership

4)   GR-Northeast   Apartments  I  Limited   Partnership,   a  Delaware  limited
     partnership

5) GR-West Hartford Center Associates Limited Partnership, a Delaware limited partnership

6)   A.N.E. Associates Limited Partnership, a Connecticut limited partnership

7) Grove Opportunity Fund II Limited Partnership, a Connecticut limited partnership

8)   GR-Enfield   Associates   Limited   Partnership,   a  Connecticut   limited
     partnership

9)   GR-Properties III Limited Partnership, a Connecticut limited partnership

10)  Foxwoodburg, Limited Partnership, a Delaware limited partnership

11) Grove-Westfield Associates Limited Partnership, a Connecticut limited partnership

12)  Grove-West  Springfield  Associates  Limited  Partnership,   a  Connecticut
     limited partnership

13)  GPT-Plainville Limited Partnership, a Delaware limited partnership


                                 END OF EXHIBIT

                                   SCHEDULE B

                               OWNERSHIP STRUCTURE
                               -------------------

1. BORROWER: GPT-Windsor, LLC, a Delaware limited liability company is owned solely by the following partners in the percentages indicated:


          I.   GPTWLLC,  Inc., a Delaware corporation,  as sole general partner:
               .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

          II. Grove Operating Limited Partnership as limited partner: 99.9% which company is owned by the owners indicated below.

2. BORROWER: Avonplace Associates Limited Partnership, a Connecticut limited partnership is owned solely by the following partners in the percentages indicated:


     I. Avon Watch Hill, Inc., a Connecticut corporation, as sole general partner: 1%; which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 98% which company is owned by the owners indicated below.

3. BORROWER: GR-Farmington Summit Associates Limited Partnership, a Delaware limited partnership is owned solely by the following partners in the percentages indicated:


     I. GR-FSALP, Inc., a Delaware corporation, as sole general partner: .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 99.99% which company is owned by the owners indicated below.

4. BORROWER: GR-Northeast Apartments I Limited Partnership, a Delaware limited partnership is owned solely by the following partners in the percentages indicated:

     I. GR-NEALP, Inc., a Delaware corporation, as sole general partner: .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 99.99% which company is owned by the owners indicated below.

5.   BORROWER:   GR-West  Hartford  Center  Associates  Limited  Partnership,  a
     Delaware limited partnership is owned solely by the following partners in the percentages indicated:

     I. GR-WHCALP, Inc., a Delaware corporation, as sole general partner: .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 99.99% which company is owned by the owners indicated below.

6. BORROWER: A.N.E. Associates Limited Partnership, a Connecticut limited partnership is owned solely by the following partners in the percentages indicated:

     I. Grove A.N.E. Corp., a Connecticut corporation, as sole general partner: .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 99.99% which company is owned by the owners indicated below.

7. BORROWER: Grove Opportunity Fund II Limited Partnership, a Connecticut limited partnership is owned solely by the following partners in the percentages indicated:


     I. GOF II, Inc., a Connecticut corporation, as sole general partner: 1% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 96% which company is owned by the owners indicated below.

8. BORROWER: GR-Enfield Associates Limited Partnership, a Connecticut limited partnership is owned solely by the following partners in the percentages indicated:

     I. GEALP, Inc., a Connecticut corporation, as sole general partner: .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 97% which company is owned by the owners indicated below.

9. BORROWER: GR-Properties III Limited Partnership, a Connecticut limited partnership is owned solely by the following partners in the percentages indicated:

     I. Grove Investment Group, Inc., a Connecticut corporation, as sole general partner: 1%; which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 91% which company is owned by the owners indicated below.

10. BORROWER: Foxwoodburg, L.P., a Delaware limited partnership is owned solely by the following partners in the percentages indicated:

     I. FWB, Inc., a Delaware corporation, as sole general partner: .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 99.99% which company is owned by the owners indicated below.

11. BORROWER: Grove-Westfield Associates Limited Partnership, a Connecticut limited partnership is owned solely by the following partners in the percentages indicated:

     I. Grove Investment Group, Inc., a Connecticut corporation, as sole general partner: 1%; which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 88% which company is owned by the owners indicated below.

12.  BORROWER:   Grove-West  Springfield   Associates  Limited  Partnership,   a
     Connecticut limited partnership is owned solely by the following partners in the percentages indicated:

     I. Grove Investment Group, Inc., a Connecticut corporation, as sole general partner: 1%; which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 88% which company is owned by the owners indicated below.

13.  BORROWER:   GPT-Plainville   Limited   Partnership,   a  Delaware   limited
     partnership is owned solely by the following partners in the percentages indicated:

     I. GPTPLP, Inc., a Connecticut corporation, as sole general partner: .01% which corporation is owned wholly by Grove Property Trust, a publicly traded Maryland Real estate Investment Trust.

     II. Grove Operating Limited Partnership as limited partner: 99.99% which company is owned by the owners indicated below.



                       **********************************



As of March 31, 1998, Grove Operating Limited Partnership, a Connecticut limited partnership, doing business as Grove Operating Services, is owned by the following partners in the percentages indicated:

          I.   Grove Property  Trust, a publicly  traded Maryland
               Real Estate  Investment Trust, as the sole general
               partner:                                                 74%

          II.  The parties identified on Exhibit A as the limited
               partners:                                                26%